UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GOGO INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GOGO INC.

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

April 25, 2022

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Gogo Inc., to be held on June 7, 2022 at 9:00 a.m. Mountain Time. The annual meeting will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/GOGO2022. All holders of our outstanding common shares as of the close of business on April 18, 2022 are entitled to vote at the meeting. To participate in the annual meeting you will need the control number located on your proxy card or the instructions that accompanied your proxy materials.

Your vote is important. Whether you plan to virtually attend the annual meeting or not, you may access electronic voting via the Internet, which is described on your enclosed proxy card, or you may sign, date and return the proxy card in the envelope provided.

Details of the business to be conducted at the annual meeting are given in the notice of annual meeting of stockholders and the proxy statement.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials, if they so choose.

On behalf of the board of directors, I want to thank you for your support of Gogo.

Sincerely,

Oakleigh Thorne Chief Executive Officer

GOGO INC.

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2022

To the Stockholders of Gogo Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Gogo Inc., a Delaware corporation (“Gogo” or the “Company”), will be held virtually on June 7, 2022, at 9:00 a.m. Mountain Time, at www.virtualshareholdermeeting.com/GOGO2022 for the following purposes:

1.	Election of three Class III directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	A non-binding advisory vote approving executive compensation;

3.	Approval of the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan;

4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022; and

5.	Transaction of any other business that may properly be brought before the Annual Meeting.

The Annual Meeting will be a virtual meeting conducted solely on-line and can be attended by visiting www.virtualshareholdermeeting.com/GOGO2022.

Our board of directors has fixed the close of business on April 18, 2022 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal No. 1 of the proxy statement, FOR the approval of executive compensation as described in Proposal No. 2 of the proxy statement, FOR the approval of the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan as described in Proposal No. 3 of the proxy statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 4 of the proxy statement.

For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the board of directors’ recommendation with regard to each matter; a toll-free number, an email address and a website where stockholders may request a paper or email copy of the Proxy Statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting, and information on how to attend the meeting and vote in person.

You are cordially invited to virtually attend the Annual Meeting. You are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in this proxy statement or the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Broomfield, Colorado

April 25, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2022:

THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE ACCOMPANYING PROXY STATEMENT AND OUR 2021 ANNUAL REPORT TO STOCKHOLDERS ARE ALL AVAILABLE AT WWW.PROXYVOTE.COM AND MAY BE ACCESSED USING THE CONTROL NUMBER LOCATED ON EACH PROXY CARD.

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GOGO INC.

105 Edgeview Drive, Suite 300

Broomfield, Colorado 80021

2022 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Please note that the annual meeting will be a virtual meeting conducted solely on-line and can be attended by visiting www.virtualshareholdermeeting.com/GOGO2022.

Gogo Inc.’s 2022 Annual Meeting Information

Date and Time:	June 7, 2022, at 9:00 a.m. Mountain Time.

Place:	Virtually at www.virtualshareholdermeeting.com/GOGO2022.

Record Date:	April 18, 2022.

Voting:	Holders of common stock are entitled to one vote per share.

Admission	To virtually attend the meeting you will need the control number located on your proxy card or the instructions that accompanied your proxy materials.

Date of Mailing:	This proxy statement and accompanying form of proxy will be mailed to stockholders on or about April 25, 2022.

Items of Business

Proposals	Board Vote Recommendation	Page Reference (for more information)

1. Election of the three directors named in this proxy statement	FOR	63

2. Advisory vote approving executive compensation	FOR	64

2022 Proxy Statement	1

Proposals	Board Vote Recommendation	Page Reference (for more information)

3. Approval of the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan	FOR	66

4. Ratification of the appointment of our independent registered public accounting firm	FOR	74

Board Structure

Gogo Inc. (“Gogo” or the “Company”) currently has nine directors divided into three classes: three in Class I, three in Class II and three in Class III. The terms of office of the three Class III directors expire at the Annual Meeting.

Election of Class III Directors

The three nominees for election as Class III directors are listed below. If elected, the nominees for election as Class III directors will serve for a term of three years or until their successors are duly elected and qualified. If you sign and return the accompanying proxy, your shares will be voted for the election of the three Class III nominees recommended by the board of directors unless you choose to withhold authority to vote for any of the nominees. If any nominee for any reason is unable to serve or will not serve, your proxy may be voted for a substitute nominee designated by the board of directors as the proxy holders may determine. The board is not aware of any nominee who will be unable to or will not serve as a director. There is no cumulative voting.

In order to be elected, a nominee must receive a plurality of the votes validly cast at the Annual Meeting. Therefore, the three nominees who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class III nominees are as follows:

Name	Age	Director Since	Occupation	Board Committees	Independent
Mark Anderson	46	2021	Managing Director of GTCR LLC	Compensation/Nominating & Corporate Governance	Yes
Robert L Crandall	86	2006	Former Chairman & Chief Executive Officer of AMR Corporation and American Airlines	Compensation	Yes
Christopher D. Payne	53	2014	Chief Operating Officer of Door Dash Inc.		Yes

2	GOGO INC.

Additional information about the three director nominees, as well as the Class I and Class II directors who will continue to serve after the Annual Meeting, is provided beginning on page 13.

Advisory Vote on Executive Compensation

The board is asking you to vote to approve the compensation of our named executive officers, often referred to as a “say-on-pay” advisory vote. While the advisory vote is not binding on our board of directors, the board and Compensation Committee will take the result of the vote into account when determining future executive compensation arrangements. For more information, see page 64.

Approval of the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan

The board is asking you to approve the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan. For more information, see page 66.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The board is asking you to ratify the selection of Deloitte  & Touche LLP as our independent registered public accounting firm for the 2022 fiscal year. For more information, see page 74.

2023 Annual Meeting

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, stockholder proposals submitted for inclusion in the proxy statement for our 2023 annual meeting of stockholders must be received by us by December 26, 2022. For more information, see page 75.

2022 Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our annual meeting of stockholders, which will be held virtually at 9:00 a.m. Mountain Time, on June 7, 2022, at www.virtualshareholdermeeting.com/GOGO2022 (the “Annual Meeting”). On or about April 25, 2022, we began mailing to stockholders of record this proxy statement and proxy card.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Because you own shares of our common stock, our board of directors has made this proxy statement and proxy card available to you on the Internet, in addition to delivering printed versions of this proxy statement and proxy card by mail to certain stockholders by mail.

When you vote by using the Internet or by signing and returning the proxy card you received by mail, you appoint Marguerite M. Elias and Linda McConnon (with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you virtually attend the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we encourage you to vote in advance by using the Internet or by signing and returning your proxy card. If you vote via the Internet, you do not need to return your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

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Stockholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.proxyvote.com.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 18, 2022 are entitled to vote. April 18, 2022 is referred to as the record date. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available in electronic form on the day of the Annual Meeting and for ten days before the meeting, in each case at www.virtualshareholdermeeting.com/GOGO2022.

How many votes is each share of common stock entitled to?

Holders of common stock are entitled to one vote per share. On the record date, there were 11,928,392 shares of our common stock outstanding and entitled to vote.

How do I vote at the Annual Meeting?

Stockholders of record may vote by using the Internet or by mail as described below. Stockholders also may virtually attend the Annual Meeting on June 7, 2022 at www.virtualshareholdermeeting.com/GOGO2022 and vote online at that time. If you hold shares through a bank or broker, please refer to your proxy card or other information forwarded by your bank or broker to see which voting options are available to you.

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You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com which may be accessed using the control number located on each proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 6, 2022. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to virtually attend. Only our stockholders and persons holding proxies from our stockholders may attend the Annual Meeting. To vote at the Annual Meeting, you must access www.virtualshareholdermeeting.com/GOGO2022 and will need the control number located on your proxy card or to follow the instructions that accompanied your proxy materials. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

2022 Proxy Statement	5

How do I change or revoke my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet prior to 11:59 p.m. Eastern Time on June 6, 2022;
•	sending written notice of revocation prior to the Annual Meeting to our Corporate Secretary c/o Gogo Business Aviation LLC, 105 Edgeview Drive, Suite 300, Broomfield, Colorado 80021; or
•	virtually attending the Annual Meeting and voting online.

If you hold shares through a bank or broker, please refer to your proxy card or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Virtual attendance at the Annual Meeting will not by itself revoke a proxy.

How many votes do you need to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. Stockholders who attend the Annual Meeting online at www.virtualshareholdermeeting.com/GOGO2022 will be deemed to be in person attendees for purposes of determining if a quorum has been meet. If a quorum is present, we can hold the Annual Meeting and conduct business.

On what items am I voting?

You are being asked to vote on four items:

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to elect three directors nominated by the board of directors and named in the proxy statement to serve until our 2025 annual meeting of stockholders or until their successors are elected and qualified;

•	to approve executive compensation in a non-binding advisory vote;
•	to approve the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan; and
•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

6	GOGO INC.

How does the board of directors recommend that I vote?

The board recommends that you vote as follows:

•	FOR each of the director nominees;
•	FOR the approval of executive compensation;
•	FOR the approval of the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR all three nominees for director;
•	vote FOR only one or two of the nominees for director and WITHHOLD from voting on the remaining nominee(s) for director; or
•	WITHHOLD from voting on all three nominees for director.

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide for the election of directors by a plurality of the votes cast. This means that the three individuals nominated for election to the board of directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board may either:

•	reduce the number of directors that serve on the board; or
•	designate a substitute nominee.

If the board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I vote for the non-binding advisory vote approving executive compensation, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval of executive compensation;
•	vote AGAINST the approval of executive compensation; or
•	ABSTAIN from voting on the proposal.

2022 Proxy Statement	7

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by the holders of common stock who are present in person or by proxy. In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to our board of directors, but will not be binding. However, our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

How may I vote for the proposal to approve the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval of the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan;
•	vote AGAINST the approval of the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan; or
•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by the holders of common stock who are present in person or by proxy. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;
•	vote AGAINST the ratification of the accounting firm; or
•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by the holders of common stock who are present in person or by proxy. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

•	FOR each of the three director nominees;
•	FOR the approval of executive compensation;

8	GOGO INC.

•	FOR the approval of the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan;
•	FOR the ratification of the appointment of our independent registered public accounting firm; and
•	At the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting.

Will my shares be voted if I do not vote by using the Internet or by signing and returning my proxy card?

If you do not vote by using the Internet or by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the Nasdaq rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors, the non-binding advisory vote approving executive compensation and the approval of the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan are not considered routine matters under the Nasdaq rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

2022 Proxy Statement	9

What is the vote required for each proposal to pass, and what is the effect of abstentions or withheld votes and uninstructed shares on the proposals?

The following table summarizes the board’s recommendation on each proposal, the vote required for each proposal to pass and the effect of abstentions or withheld votes and uninstructed shares on each proposal.

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions/ Withheld Votes	Broker Non-Votes

1.	Election of Directors	FOR	The three nominees who receive the most FOR votes properly cast in person or by proxy and entitled to vote will be elected	No effect	No effect
2.	Advisory vote approving executive compensation	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote	Counts as votes against	No effect
3.	Approval of the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote	Counts as votes against	No effect
4.	Ratification of independent registered public accounting firm	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote	Counts as votes against	Discretionary voting by broker permitted

What do I need to do to virtually attend the Annual Meeting?

You will need to go to www.virtualshareholdermeeting.com/GOGO2022 and enter the control number located on your proxy card or to follow the instructions that accompanied your proxy materials. We recommend that you log-in at least 15 minutes before the meeting starts to ensure that you are logged in when the virtual annual meeting begins. Only our stockholders and persons holding proxies from our stockholders may attend the Annual Meeting.

Although it will be a virtual-only meeting, the Company wants to assure you of our commitment to ensuring that the Annual Meeting provides stockholders with the same rights and opportunities to participate as in an in-person meeting, including the ability to ask questions of our board of directors and management. To support these efforts, the Company will:

•	Provide for Annual Meeting attendees to begin logging into the Annual Meeting at 8:30 a.m. Mountain Time on June 7, 2022, thirty minutes in advance of the meeting.

10	GOGO INC.

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Permit participating stockholders to submit questions via live webcast during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. As stated in the rules of conduct, which are accessible on the meeting website, questions can be submitted in the field provided in the website for the Annual Meeting.

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Post responses to questions relevant to meeting matters that are not answered during the Annual Meeting due to time constraints on the Company’s Investor Relations website at https://ir.gogoair.com, as soon as practicable after the Annual Meeting.

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Provide the ability for participating stockholders of record to vote or revoke their prior vote by following the instructions available on the meeting website during the Annual Meeting. Shares for which a stockholder is the beneficial owner, but not the stockholder of record, also may be voted electronically during the Annual Meeting if the stockholder utilizes their 16-digit control number.

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Have technicians ready beginning thirty minutes prior to the meeting to assist participating stockholders with any technical difficulties they may have accessing the virtual meeting. If participating stockholders encounter any difficulties accessing the virtual meeting during check-in or the meeting, they may call the technical support number that will be posted on the virtual meeting platform log-in page.

Stockholders are reminded that they may access the virtual Annual Meeting at www.virtualshareholdermeeting.com/GOGO2022 with the control number included on the Notice of Internet Availability of Proxy Materials, the proxy card or the instructions that accompanied the proxy materials.

The Company welcomes all of its stockholders to join and participate in the Annual Meeting. Whether or not you plan to attend, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Can I receive future proxy materials and annual reports electronically?

Yes. You may access this proxy statement and the annual report by accessing the website located at www.proxyvote.com using the control number located on each proxy card. Instead of receiving future proxy materials in the mail, you can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings, and will give you an automatic link to the proxy voting site.

If you are a stockholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to www.proxyvote.com and following the prompts.

2022 Proxy Statement	11

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sections provide an overview of our corporate governance structure and processes. Among other topics, we describe how we select directors, how we consider the independence of our directors and key aspects of our board operations.

The Company’s Bylaws provide that the board of directors shall consist of not fewer than three directors, with the exact number to be fixed by the board of directors. The board of directors has fixed the current number of directors at 10, and there is currently one vacancy.

The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) divides the board into three classes, as nearly equal in number as possible, with the terms of office of the directors of each class ending in different years. Each of Class I, Class II and Class III currently has three directors. The terms of directors in Classes I, II and III end at the annual meetings in 2023, 2024 and 2022, respectively.

Director	Age	Position	Director Since
	Class III Directors for election at the 2022 Annual Meeting
Mark Anderson	46	Director	2021
Robert L. Crandall	86	Director	2006
Christopher D. Payne	53	Director	2014
	Class I Directors for election at the 2023 Annual Meeting
Hugh W. Jones	58	Lead Independent Director	2016
Oakleigh Thorne	64	Chairman of the Board and Chief Executive Officer	2006
Charles C. Townsend	73	Director	2010
	Class II Directors for election at the 2024 Annual Meeting
Michele Coleman Mayes	72	Director	2016
Robert H. Mundheim	89	Director	2012
Harris N. Williams	52	Director	2010

At each annual meeting of the stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The board of directors is therefore asking you to elect the three nominees for director whose terms expire at the Annual Meeting. Mark Anderson, Robert L. Crandall and Christopher D. Payne, our current Class III directors, have been nominated for reelection at the Annual Meeting. See “Proposal 1: Election of Directors” on page 63.

Directors are elected by a plurality. Therefore, the three nominees who receive the most “FOR” votes will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the

12	GOGO INC.

accompanying proxy card, your shares will be voted for the election of the three nominees recommended by the board of directors unless you choose to withhold your vote against any or all of the nominees. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holders may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

Biographical information for each nominee and continuing director is set forth below. We have also identified for each individual the business experience, qualifications, attributes and skills that underlie the board of directors’ and Nominating and Corporate Governance Committee’s belief that each individual is a valuable member of the board of directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Class III Nominees

Mark Anderson joined GTCR LLC in 2000 and currently serves as a Managing Director of the firm. He previously worked at Bowles Hollowell Conner & Co. from 1998 to 2000. Mr. Anderson has served as a director of Lexipol since 2021, CommerceHub since 2018, Jet Support Services Inc. since 2020, and Vivid Seats since 2017. In addition, Mr. Anderson previously served as a director on past GTCR portfolio companies, including Beeline, CAMP Systems, Cision, Global Traffic Network, Land Lease Group, Landmark Aviation, Lytx and XIFIN, and was instrumental in other GTCR investments including Skylight Financial, Solera and Transaction Network Services. Mr. Anderson is a member of the Chicago-area Jefferson Scholars Selection Committee for the University of Virginia.

Mr. Anderson’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning; and
•	A deep understanding of the technology and e-commerce industries.

Robert L. Crandall is the former chairman and CEO of AMR Corporation and American Airlines. Mr. Crandall served as a member of the board of directors of Aircell, our predecessor company, from 2003 until January 2007.

Mr. Crandall’s specific qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of the airline industry.

Christopher D. Payne has served as the Chief Operating Officer of DoorDash Inc. since January 2016. Mr. Payne was formerly the CEO of Tinder, Inc. from March 2015 to September 2015, the Senior Vice President, North American Marketplaces of eBay Inc. from

2022 Proxy Statement	13

September 2010 to December 2014 and the founder and CEO of Positronic, Inc. from July 2007 until December 2008, when it was sold to eBay. Mr. Payne previously served as a Vice President at Amazon from 1998 to 2001 and a Vice President at Microsoft from 2001 to 2007. Mr. Payne also was on the board of directors of Rue La La from July 2011 to October 2013.

Mr. Payne’s specific qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of the technology and e-commerce industries.

Continuing Directors

Class I Directors – Terms Expiring at the 2023 Annual Meeting:

Hugh W. Jones is a co-founder of Basalt Investments, LLC. Mr. Jones previously served as President of Sabre Airline Solutions from April 2011 to August 2017. From 1996 to 2011, Mr. Jones held a number of other executive positions at Sabre including COO of Sabre Travel Network and Airline Solutions. Before joining Sabre, Mr. Jones served as the President and CEO of Travelocity. Mr. Jones has served on the board of directors of the travel technology company Travelport (formally Toro Private OpCo, LTD) since May 2019. He began his career in the travel industry at American Airlines in 1988, serving in a variety of finance positions. Mr. Jones was appointed as our Lead Independent Director effective January 1, 2021.

Mr. Jones’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial, operating and management;
•	Finance, financial reporting, compliance and controls expertise; and
•	A deep understanding of the airline technology and ecommerce industries.

Oakleigh Thorne has served as our Chief Executive Officer since March 4, 2018 and was appointed Chairman of the board of directors effective January 1, 2021. He also served as our President from March 4, 2018 through March 31, 2022. Mr. Thorne also serves as the CEO of Thorndale Farm, L.L.C., which oversees investment of Thorne family assets. From 1996 to 2009, Mr. Thorne served as the Co-President of Blumenstein/Thorne Information Partners, L.L.C., a private equity and venture capital firm. From 2000 to 2007, Mr. Thorne served as Chairman and CEO of eCollege.com, a then-publicly traded provider of outsourced eLearning solutions, and he previously served as CEO of Commerce Clearing House Inc. and as a director of ShopperTrak and MachineryLink. Mr. Thorne served as a member of the board of directors of Aircell, our predecessor company, from 2003 until January 2007.

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Mr. Thorne’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;
•	Finance, financial reporting, compliance and controls expertise; and
•	A deep understanding of our Company and industry.

Charles C. Townsend currently serves as Managing General Partner of Bluewater Wireless II, L.P. and Whitewater Wireless II, L.P. Mr. Townsend founded Aloha Partners LP in 2001 and served as its Managing General Partner until 2008. Mr. Townsend has served on the Board of Directors of CTIA, a trade association representing the wireless telecommunications industry, from 2017 to the present. Since January 2004, Mr. Townsend has also served as President of Pac 3, LLC.

Mr. Townsend’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;
•	A deep understanding of the telecommunications industry; and
•	Extensive knowledge of wireless spectrum valuations and uses.

Class II Directors – Terms Expiring at the 2024 Annual Meeting:

Michele Coleman Mayes currently serves as Vice President, General Counsel and Secretary for the New York Public Library (NYPL). She joined NYPL in August 2012 after serving as Executive Vice President and General Counsel for Allstate Insurance Company since 2007. Prior to Allstate, she served as a Senior Vice President and the General Counsel of Pitney Bowes Inc. from 2003 to 2007 and in several legal capacities at Colgate-Palmolive from 1992 to 2003. In 1982, Ms. Mayes entered the corporate sector as managing attorney of Burroughs Corporation. After Burroughs and Sperry Corporation merged, creating Unisys Corporation, she was appointed Staff Vice President and Associate General Counsel for Worldwide Litigation. From 1976 through 1982, she served in the U.S. Department of Justice as an Assistant United States Attorney in Detroit and Brooklyn, eventually assuming the role of Chief of the Civil Division in Detroit. She chaired the American Bar Association Commission on Women in the Profession from 2014 to 2017 and has served on the Board of Trustees of the American College of Corporate Governance Counsel since 2019 and a Director for the Center for Reproductive Rights since 2020. Ms. Mayes served as a director of Assurant, Inc. from 2004 to 2007, where she also served as a member of the Audit Committee and Chairman of the Nominating and Governance Committee. Since March 2021, Ms. Mayes has been a non-director member of the Special Litigation Committee of Exelon Corporation.

Ms. Mayes’s specific qualifications, experience, skills and expertise include:

•	Legal, analytical and governance skills;
•	Core business skills and leadership experience; and
•	Expertise in civil litigation and governance matters.

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Robert H. Mundheim has been Of Counsel to Shearman & Sterling LLP since 2000. Since 2012, Mr. Mundheim has also served as a Professor of Corporate Law and Finance at the University of Arizona James E. Rogers College of Law. From 1992 to 1999, Mr. Mundheim was Executive Vice President and General Counsel of Salomon Inc. and Senior Executive Vice President and General Counsel of Salomon Smith Barney Holdings Inc., and prior to that, he was Co-Chairman of the New York law firm of Fried, Frank, Harris, Shriver & Jacobson LLP and University Professor of Law and Finance at the University of Pennsylvania Law School, where he taught since 1965 and served as Dean from 1982 to 1989. Mr. Mundheim has also served as General Counsel to the U.S. Treasury Department, Special Counsel to the Securities and Exchange Commission and Vice Chairman, Governor-at-Large and a member of the Executive Committee of the National Association of Securities Dealers. He previously served as Chairman of the board of directors of Quadra Realty Trust, Inc. and as a director of Weeden & Co. LP, Union Capital, Inc., eCollege.com, Benjamin Moore & Co., Commerce Clearing House Inc., Arnhold & S. Bleichroeder Holdings, Inc., Hypo Real Estate Holding AG and First Pennsylvania Bank. Mr. Mundheim currently serves as a member of the Board of Trustees of the New School and the Board of Trustees of the Curtis Institute of Music, a Trustee of the American College of Corporate Governance Counsel and a director of the Salzburg Global Seminar.

Mr. Mundheim’s specific qualifications, experience, skills and expertise include:

•	Extensive experience and expertise on corporate governance matters;
•	Core business skills, including financial and strategic planning; and
•	Finance, compliance and controls expertise.

Harris N. Williams serves as Senior Managing Director of WF Investment Management LLC, a diversified asset management business. From 2005 to 2013, Mr. Williams was an executive with Ripplewood Holdings, LLC, a global private equity firm focused on control investments, serving as Managing Director since 2007. Prior to 2005, Mr. Williams was in the Investment Banking division of Credit Suisse, primarily focused on mergers and acquisitions and leveraged buyouts. Mr. Williams’s industry areas of focus have included Technology, Media, Financial Services, Healthcare, Industrials and Hospitality on a global basis. Mr. Williams served on the board of directors of 3W Power Holdings Ltd. from 2011 to 2013, where he also served as Chairman of the Audit Committee.

Mr. Williams’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning; and
•	Expertise in financial management and financial reporting.

Selecting Nominees for Director

Our board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending to the board nominees for director. In accordance

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with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in evaluating director candidates, recommends to the board appropriate criteria for the selection of new directors based on the strategic needs of the Company and the board, periodically reviews the criteria adopted by the board and, if deemed desirable, recommends changes to such criteria.

The board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience, and when conducting a search endeavors to include individuals who would add diversity to the board, including women and minority candidates, in the qualified pool from which board candidates are chosen. From time to time stockholders, prospective candidates or other third parties may present an individual to the Nominating and Corporate Governance Committee for consideration, in which case the board may, if such individual meets the criteria for membership and is expected to make significant contributions to the Company, elect such individual to the board without conducting a search.

The Nominating and Corporate Governance Committee is responsible for recommending to the board nominees for election to the board at each annual meeting of stockholders and for identifying one or more candidates to fill any vacancies that may occur on the board. New candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the board, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidates’ background and qualifications by the Nominating and Corporate Governance Committee, interviews with the Committee as a whole, one or more members of the Committee, or one or more other board members, and discussions within the Committee and the full board. The Nominating and Corporate Governance Committee then recommends candidates to the full board, with the full board selecting the candidates to be nominated for election by the stockholders or to be elected by the board to fill a vacancy.

The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders as well as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, c/o Gogo Business Aviation LLC, 105 Edgeview Drive, Suite 300, Broomfield, Colorado 80021. Any such submission should also describe the experience, qualifications, attributes, and skills that make the prospective candidate a suitable nominee for the board of directors. Our Bylaws set forth the requirements for direct nomination of an individual by a stockholder for election to the board of directors.

Director Independence

Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of Nasdaq require that,

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subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. In order to consider a director independent, the board of directors must affirmatively determine that he or she has no material relationship with Gogo Inc. and is independent under the independence criteria for directors established by Nasdaq, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the independence criteria adopted by the board of directors. The independence criteria adopted by the board are set forth in the Company’s Corporate Governance Guidelines.

The board undertook an annual review of director independence in April 2022. As part of this review, the board considered whether there were any relationships between each director or any member of his or her immediate family and the Company. The board also examined whether there were any relationships between an organization of which a director is a partner, stockholder or executive officer and the Company. The purpose of this review was to determine whether any such relationships were inconsistent with a determination that a director is independent. As a result of this review, the board affirmatively determined that the following directors are independent directors: Mark Anderson, Robert Crandall, Hugh Jones, Michele Coleman Mayes, Robert Mundheim, Christopher Payne, Charles Townsend and Harris Williams. Accordingly, eight of our nine directors have been affirmatively determined to be independent. The board also affirmatively determined that all directors serving on the Audit Committee satisfy the independence requirements of Nasdaq and the SEC relating to audit committee members and that all directors serving on the Compensation Committee satisfy the independence requirements of Nasdaq relating to compensation committee members.

Executive Sessions of Our Non-Management Directors

The Lead Independent Director and the full board each have authority to require the board to meet in executive sessions outside the presence of management. The independent directors meet at regularly scheduled executive sessions without management not less frequently than once per quarter.

Board Leadership Structure

As noted in our Corporate Governance Guidelines, the board has no policy with respect to the separation of the offices of Chair and Chief Executive Officer. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Mr. Thorne, our Chief Executive Officer, currently serves as the Chairman of our board of directors. The Corporate Governance Guidelines provide that if the Chief Executive Officer is also the Chair, one of the independent directors shall be selected by a separate annual vote of the independent directors to assume the position of lead independent director (“Lead Independent Director”). In February 2022, the independent directors reappointed Mr. Jones as Lead Independent Director.

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Board’s Role in Risk Oversight

Our board is responsible for overseeing our risk management. Under its charter, the Audit Committee is responsible for reviewing and discussing our risk management practices, including the effectiveness of the systems and policies for risk assessment and risk management, the major financial risk exposures and the steps management has taken to monitor and control such exposures, any unusual material transactions and management, internal auditor and independent auditor reviews regarding policies, procedures and monitoring related to the Foreign Corrupt Practices Act and other anti-corruption statutes. The Audit Committee also oversees our corporate compliance and ethics programs, as well as the internal audit function. The board’s other independent committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. In addition to the committees’ work in overseeing risk management, our full board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the board receives reports on risk management from senior officers of the Company and from the committee chairs. The board reviews periodic assessments obtained from the Company’s ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company’s objectives.

The Company’s executive officers, including the General Counsel and Secretary, report directly to our Chief Executive Officer, providing him with visibility into the Company’s risk profile. The head of the Company’s internal audit function regularly reports to the Audit Committee, and each of the General Counsel and head of internal audit have private sessions with the Audit Committee on a regular basis. The board of directors believes that the work undertaken by the committees of the board, together with the work of the full board of directors and our management, enables the board of directors to effectively oversee the Company’s risk management function.

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct

Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at https://ir.gogoair.com. The written charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board, also are available on the corporate governance section of our investor relations website at https://ir.gogoair.com.

We have a long-standing commitment to conduct our business in accordance with high ethical principles. Our Code of Business Conduct and Ethics applies to our directors, chief executive officer, chief financial officer, chief accounting officer and all other officers and employees. Our Code of Financial Ethics applies to our chief executive officer, chief financial officer, chief accounting officer and any other key employees performing finance or accounting functions. Copies of the Code of Business Conduct and Ethics and the Code of Financial Ethics may also be accessed on the corporate governance section of our investor relations website at https://ir.gogoair.com.

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Committees of the Board

Our board of directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table shows the current members of each committee and the number of meetings held during fiscal year 2021.

Director	Audit	Compensation	N&CG
Mark Anderson		✓	✓
Robert L. Crandall		✓
Hugh W. Jones	✓	✓
Michele Coleman Mayes	✓		✓*
Robert H. Mundheim		✓*	✓
Christopher D. Payne
Oakleigh Thorne
Charles C. Townsend		✓
Harris N. Williams	✓*
Number of meetings	7	7	4

  ✓= current committee member; * = chair

Audit Committee. Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes for managing business and financial risks, and our compliance with legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

During fiscal year 2021, the Audit Committee held seven meetings. The Audit Committee is currently composed of Messrs. Williams (chair) and Jones and Ms. Mayes. Mr. Crandall, who also served on the Audit Committee in 2021, resigned from the committee in April 2022. Each member of our Audit Committee meets the Nasdaq independence requirements, is financially literate, and is an independent director under Rule 10A-3 under the Exchange Act. Our board has determined that Mr. Williams is an audit committee financial expert as defined by the SEC.

Compensation Committee. Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be

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provided to, and employment agreements with, the executive officers and directors of the Company and its subsidiaries (including the Chief Executive Officer), establishing the general compensation policies of the Company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of the Company and its subsidiaries.

During fiscal year 2021, the Compensation Committee held seven meetings. The Compensation Committee is currently composed of Messrs. Mundheim (chair), Anderson, Crandall, Jones and Townsend. Each member of our Compensation Committee meets the Nasdaq independence requirements and is an outside director under Section 162(m) of the Internal Revenue Code. If all directors serving on the Compensation Committee do not meet the “non-employee director” requirements of Rule 16b-3 under the Exchange Act, the Compensation Committee will delegate to a special Section 16b-3 subcommittee consisting of those Compensation Committee members who meet such requirements the authority to approve grants of equity- based compensation subject to Section 16(b) of the Exchange Act. The Compensation Committee also from time-to-time delegates authority to our Chief Executive Officer to approve equity grants to non-executive officers and other employees.

The Compensation Committee retained Compensation Strategies, Inc. during 2021 to provide executive compensation consulting services. Compensation Strategies, Inc. reports directly to the Compensation Committee, and does not provide any other services to the Company. After a review of the applicable factors prescribed by the SEC and Nasdaq, the Compensation Committee determined that Compensation Strategies, Inc. is independent.

For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates for election to our board (including candidates proposed by stockholders), reviewing the composition of the board and its committees, developing corporate governance guidelines and recommending them to the board for approval, managing the board’s annual self-evaluation process and developing and periodically reviewing succession plans for our Chief Executive Officer and such other officers as the Nominating and Corporate Governance Committee deems appropriate.

During fiscal year 2021, the Nominating and Corporate Governance Committee held four meetings. The Nominating and Corporate Governance Committee is currently composed of Ms. Mayes (chair) and Messrs. Anderson and Mundheim. Each member of the Nominating and Corporate Governance Committee meets the Nasdaq independence requirements.

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Meetings of the Board of Directors and Attendance at the Annual Meeting

Our board of directors held eight meetings during fiscal year 2021. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he/she was a member during the time in which such director served on the board or any committee. It is the board’s policy that our directors attend our annual meetings. All members of the board attended the 2021 annual meeting.

Plurality Voting for Directors and Director Resignation Policy

The Company’s Bylaws provide for the election of directors by a plurality of the votes cast. This means that the three individuals nominated for election to the board of directors at the Annual Meeting who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. In addition, it is the Company’s policy that if (i) a director ceases to be employed by his or her principal employer, commences employment with a new employer or, while remaining employed by the same employer, undergoes a significant change in his or her position or employment responsibilities, (ii) an independent director ceases to qualify as such, or (iii) a nominee for director, in an uncontested election of directors, receives a greater number of votes “withheld” from his or her election than votes “for” his or her election, the affected director will be required to promptly tender to the board his or her resignation as director. The Nominating and Corporate Governance Committee will consider the tendered resignation and recommend to the board whether to accept or reject the resignation, and the board will make such determination, based on a review of whether the individual continues to satisfy the board’s membership criteria and any other matters that the board may consider relevant to its determination.

Succession Planning and Management Development

We are focused on talent development at all levels within our organization. Among the key responsibilities of the Nominating and Corporate Governance Committee is to ensure that management establishes and such committee oversees an effective executive succession plan. The board regularly reviews the succession plans that support our overall business strategy, with a focus on key positions at the senior officer level. The board recognizes that succession planning and talent management are closely connected to risk management. Potential leaders are given exposure and visibility to board members through formal presentations and informal events. More broadly, the board is regularly updated on key talent indicators for the overall workforce, including through diversity, recruiting and development programs.

Security Ownership Policies

The Company’s policies prohibit directors, officers and employees, their immediate family members living in their households and other persons living in their households (“Company Associated Persons”) from engaging in short sales and transactions in puts, calls

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or other derivative transactions with respect to the equity of the Company or its affiliates. The Company’s policies also discourage Company Associated Persons from engaging in hedging or monetization transactions involving securities of the Company or its affiliates (such as zero-cost collars and forward sale transactions) that allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. Any Company Associated Person wishing to enter into such hedging arrangement must first pre-clear the proposed transaction with the office of the General Counsel of the Company. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the General Counsel of the Company at least two weeks before the proposed execution of documents evidencing the proposed transaction. The office of the General Counsel will then determine whether the transaction may proceed. The Company further requires that pledges by directors and executive officers of securities of the Company or its affiliates be approved in advance by the board of directors or a committee designated by the board of directors.

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position
Oakleigh Thorne	64	Chairman of the Board of Directors and Chief Executive Officer
Sergio Aguirre	58	President and Chief Operating Officer
Marguerite M. Elias	67	Executive Vice President, General Counsel and Secretary
Karen Jackson	52	Executive Vice President, Chief People Experience Officer
Barry Rowan	65	Executive Vice President and Chief Financial Officer
Jessica Betjemann	50	Senior Vice President and Chief Accounting Officer

Mr. Thorne’s biography and related information may be found above in the section titled “Directors, Executive Officers and Corporate Governance—Continuing Directors.” The following is biographical information for our other executive officers:

Sergio Aguirre joined us in February 2007 and after serving in various sales and management positions was promoted to President and Chief Operating Officer in April 2022. From 2001 to 2007, Mr. Aguirre was employed as the director of sales for Securaplane Technologies Inc. Mr. Aguirre has more than 30 years’ experience in the aviation industry and has served in a variety of positions, including mechanics, sales, product development and management. Mr. Aguirre attended Orange Coast College and completed Harvard Business School’s Advanced Management Program.

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Marguerite M. Elias joined us in September 2007. From June 2004 until July 2007, Ms. Elias served as Senior Vice President and General Counsel of eCollege.com, a publicly traded provider of outsourced eLearning solutions, where she was responsible for all legal and compliance issues, managed the human resources function and was a member of senior management. Ms. Elias was in private practice for 15 years at Skadden, Arps, Slate, Meagher & Flom and Katten Muchin Rosenman, where she specialized in federal securities law, corporate finance, and mergers and acquisitions for clients across a broad spectrum of industries. She is a member of the American Law Institute. Ms. Elias received a Bachelor of Arts degree in Economics from Northwestern University and a Juris Doctor from Loyola University of Chicago School of Law.

Karen Jackson joined us in February 2015 as Senior Vice President, Human Resources. Ms. Jackson became our Executive Vice President, Chief People Experience Officer in February 2020. From November 2011 to January 2015, Ms. Jackson served as SVP, Human Resources of Acquity Group, a digital and marketing services firm acquired by Accenture, where she was responsible for the HR function and talent strategy across the business. From November 2009 to November 2011, Ms. Jackson held the position of VP, Corporate Strategy at Acquity Group, where she was responsible for driving Acquity Group’s growth initiatives. She received her Master’s degree in Business Administration from the Fuqua School of Business, Duke University and a Bachelor’s degree in Accounting from the University of Illinois, Urbana-Champaign.

Barry Rowan joined us as Executive Vice President, Finance in April 2017 and in May 2017 he became our Executive Vice President and Chief Financial Officer. Mr. Rowan previously served as Executive Vice President and Chief Financial Officer of Cool Planet Energy Systems from March 2013 to April 2017, as Executive Vice President, Chief Financial Officer and Chief Administrative Officer for Vonage Corporation from 2010 to 2013, and as Executive Vice President, Chief Financial Officer and Treasurer for Nextel Partners from 2003 to 2006. Mr. Rowan earned his Master’s degree in Business Administration from the Harvard Business School and his Bachelor’s degree in Business Administration and Chemical Biology summa cum laude from The College of Idaho.

Jessica Betjemann joined us in August 2016 as Vice President of Financial Planning & Analysis and became our Senior Vice President, Finance, and Chief Accounting Officer in August 2021. Ms. Betjemann previously served as Vice President of Strategic Business Planning at Nokia in 2016 and held progressive senior leadership roles in strategy and business operations at Alcatel-Lucent from 2007 to 2015. Prior to that, Ms. Betjemann held various strategy and finance roles at Lucent Technologies and AT&T. Ms. Betjemann received her Master’s degree in Business Administration from the Stern School of Business at New York University and a Bachelor’s degree in Mathematics and Economics from Lafayette College in Easton, Pennsylvania.

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Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, will not be permitted to enter into a related person transaction with us without the consent of our Audit Committee. Any proposed transaction between the Company and an executive officer, director, principal stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, must be presented to our Audit Committee for review, consideration and approval. Our directors, executive officers and employees are required to report any proposed related person transaction to our Audit Committee. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we discover any related person transaction that has not been properly approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

Exchange Transaction

On April 1, 2021, we entered into an exchange agreement (the “Exchange Agreement”) with Silver (XII) Holdings, LLC (“GTCR”), an entity affiliated with Mark Anderson, pursuant to which GTCR agreed to exchange $105,726,000 aggregate principal amount of the Company’s 6.00% Convertible Senior Notes due 2022 (the “2022 Convertible Notes”) beneficially owned by GTCR for 19,064,529 shares of the Company’s common stock. Pursuant to the terms of the Exchange Agreement, GTCR has the right to designate one director for election to the board and to have one board observer, until GTCR ceases to own at least 40% of the shares of common stock held by GTCR immediately following consummation of the transactions contemplated by the Exchange Agreement (the “Board Fall-Away Date”). In the event the director designated by GTCR is not elected at any meeting of our stockholders to approve such designee, the board will fill a vacancy, or increase the number of directorships of the board to create a vacancy that the board will fill, with GTCR’s designated nominee, provided that we have no obligation to appoint a particular designee if such individual has previously been nominated for election, but was not elected as a director at any meeting of our stockholders. Upon the Board Fall-Away Date, GTCR’s director designee would be required to tender his resignation from the Board, which resignation would be contingent upon the Board’s acceptance. At any time that GTCR does not have a director designee serving on the Board, it would no longer be entitled to an observer on the board.

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Convertible Notes Transactions

As of December 31, 2021, Thorndale Farm Private Equity Fund 2, LLC (“Thorndale”), an entity affiliated with Oakleigh Thorne, held $8 million in aggregate principal amount of our outstanding 2022 Convertible Notes. In 2021, we paid $480,000 in interest to Thorndale with respect to its 2022 Convertible Notes.

Secured Notes Transaction

On April 25, 2019, Thorndale purchased $13,375,000 in aggregate principal amount of 9.875% Senior Secured Notes due 2024 (the “2024 Secured Notes”) issued by Gogo Intermediate Holdings LLC, a wholly owned subsidiary of the Company (“GIH”), and Gogo Finance Co. Inc., a wholly owned subsidiary of GIH (together, the “Issuers”) at a price equal to 99.512% of the principal amount thereof, in an unregistered offering of securities pursuant to Rule 144A under the Securities Act of 1933, as amended. The 2024 Secured Notes were redeemed in full on May 1, 2021 at a redemption price of 104.895% of the principal amount plus accrued and unpaid interest through the redemption date. In 2021, the Issuers paid $660,391 in interest and $660,458 in redemption premium to Thorndale with respect to its 2024 Secured Notes.

Registration Rights Agreement

On December 31, 2009, we entered into a registration rights agreement with certain of our stockholders, including certain entities affiliated with Oakleigh Thorne, Charlie Townsend and Robert Mundheim (as amended to date, the “Registration Rights Agreement”). The following description of the terms of the Registration Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the Registration Rights Agreement filed as an exhibit to our Annual Report on Form 10-K filed on March 3, 2022 and Form 8-K filed on April 13, 2021. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders to trade these shares without restriction under the Securities Act, when the applicable registration statement is declared effective.

The demand and piggyback registration rights described below commenced 180 days after the closing of our initial public offering on June 26, 2013 and continue perpetually. We are not required to effect more than two demand registrations in any twelve-month period or any demand registration within 180 days following the date of effectiveness of any other registration statement. If the board of directors (or an authorized committee thereof), in its reasonable good faith judgment determines that the filing of a registration statement will materially affect a significant transaction or would force the Company to disclose confidential information which is adverse to the Company’s interest, then the board of directors may delay a required registration filing for periods of up to 90 days, so long as the periods do not aggregate to more than 120 days in a twelve-month period. Generally, in an underwritten offering, the managing underwriter has the right, subject to specified conditions, to limit the

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number of shares such holders may include. We will pay the registration expenses, other than underwriting discounts and commissions and certain counsel or advisor fees as described therein, of the shares registered pursuant to the demand and piggyback registrations described below.

Demand Registration Rights. Under the terms of the Registration Rights Agreement, stockholders that are a party to the agreement may, under certain circumstances and provided they meet certain thresholds described in the Registration Rights Agreement, make a written request to us for the registration of the offer and sale of all or part of the shares subject to such registration rights (the “Registrable Securities”). If we are eligible to file a registration statement on Form S-3 or any successor form with similar “short-form” disclosure requirements, the holders of Registrable Securities may make a written request to us for the registration of the offer and sale of all or part of the Registrable Securities provided that the Registrable Securities to be registered under such short-form registration have an aggregate market value, based upon the offering price to the public, equal to at least $15.0 million.

Piggyback Registration Rights. If we register the offer and sale of any of our securities (other than a registration statement relating to an initial public offering or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) either on our behalf or on the behalf of other security holders, the holders of the Registrable Securities under the Registration Rights Agreement are entitled to include their Registrable Securities in the registration, subject to certain exceptions relating to “block trades” effectuated pursuant to the terms of the GTCR Registration Rights Agreement (as defined below). The managing underwriters of any underwritten offering may limit the number of Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of Registrable Securities is limited by the managing underwriters, the securities to be included first in the registration will depend on whether we or certain holders of our securities initiate the piggyback registration. If we initiate the piggyback registration, we are required to include in the offering (i) first, the securities we propose to sell and (ii) second, the securities all selling security holders propose to sell (including holders of Registrable Securities and GTCR Registrable Securities (as defined below)), pro rata, on the basis of the number of securities owned by each such holder. If a holder of GTCR Registrable Securities initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the GTCR Registrable Securities the holders thereof propose to sell, (ii) second, the Registrable Securities the holders thereof propose to be included in such registration, pro rata, on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, the securities we propose to sell. If a holder, other than a holder of Registrable Securities or GTCR Registrable Securities, initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the securities all selling security holders propose to sell (including holders of Registrable Securities and GTCR Registrable Securities), pro rata, on the basis of the number of securities owned by each such holder, and (ii) second, the securities we propose to sell.

2022 Proxy Statement	27

GTCR Registration Rights Agreement

On April 9, 2021, and in connection with the Exchange Agreement, we entered into a registration rights agreement (as amended to date, the “GTCR Registration Rights Agreement”) with GTCR and Silver (Equity) Holdings, LP (“Silver Equity” and, together with GTCR, the “GTCR Affiliates”), entities affiliated with our director, Mark Anderson. The following description of the terms of the GTCR Registration Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the GTCR Registration Rights Agreement filed as an exhibit to our Form 8-K filed on April 13, 2021, our Quarterly Report on Form 10-Q filed on August 5, 2021 and our Annual Report on Form 10-K filed on March 3, 2022. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable GTCR or its permitted assignees to trade these shares without restriction under the Securities Act, when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions and certain counsel or advisor fees as described therein, of the shares registered pursuant to the demand and piggyback registrations described below.

Demand Registration Rights. Under the terms of the GTCR Registration Rights Agreement, the stockholders that are party to the agreement may, under certain circumstances, make or be deemed to have made a written request to us for the registration of the offer and sale of all or part of the shares subject to such registration rights (the “GTCR Registrable Securities”). In addition, we are required to file a shelf registration statement on Form S-3 (or, if not then available to the Company, a Form S-1) (a “Shelf Registration Statement”) providing for the registration of, and the sale or distribution from time to time on a continuous or delayed basis of, the GTCR Registrable Securities and cause such Shelf Registration Statement to be declared effective by the SEC by no later than May 23, 2022. Beginning May 25, 2022, the holders of the GTCR Registrable Securities and their permitted assignees will have the right to an unlimited number of take-downs from any Shelf Registration Statement, subject to a maximum of three underwritten take-downs over any 12-month period and each such take-down being for a minimum of $50.0 million in gross proceeds (except no minimum shall apply if such offering is for all of the remaining GTCR Registrable Securities), in each case, subject to customary black-out and suspension periods.

Piggyback Registration Rights. If we register the offer and sale of any of our securities (other than a registration statement relating to an initial public offering or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) either on our behalf or on the behalf of other security holders, the holders of GTCR Registrable Securities and their permitted assignees are entitled to include the GTCR Registrable Securities in the registration, subject to certain exceptions relating to “block trades” effectuated by stockholders party to the Registration Rights Agreement. The managing underwriters of any underwritten offering may limit the number of GTCR Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of

28	GOGO INC.

GTCR Registrable Securities is limited by the managing underwriters, the securities to be included first in the registration will depend on whether we or certain holders of our securities initiate the piggyback registration. If we initiate the piggyback registration, we are required to include in the offering (i) first, the securities we propose to sell, (ii) second, the Registrable Securities and GTCR Registrable Securities the holders thereof propose to sell, pro rata, on the basis of the number of securities owned by each such holder and (iii) third, the securities other holders, other than holders of Registrable Securities and GTCR Registrable Securities the holders thereof propose to sell, pro rata, on the basis of the number of securities owned by each such holder. If a holder of Registrable Securities initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the Registrable Securities the initiating holders thereof propose to sell, (ii) second, the Registrable Securities the non-initiating holders thereof propose to sell, pro rata, on the basis of the number of Registrable Securities owned by each such holder, (iii) third, the GTCR Registrable Securities the holders thereof propose to sell, pro rata, on the basis of the number of GTCR Registrable Securities owned by each such holder, (iv) fourth, the securities we propose to sell and (v) fifth, the securities other holders, other than holders of the Registrable Securities and GTCR Registrable Securities, propose to sell, pro rata, on the basis of the number of securities owned by each such holder. If a holder, other than a holder of Registrable Securities or GTCR Registrable Securities, initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the securities all selling security holders propose to sell (including holders of Registrable Securities and GTCR Registrable Securities), pro rata, on the basis of the number of securities owned by each such holder, and (ii) second, the securities we propose to sell.

Indemnification Agreements

Our Certificate of Incorporation contains provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director’s personal liability to the fullest extent permitted by the Delaware General Corporation Law for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, under Section 174 of the Delaware General Corporation Law (unlawful dividends), or any transaction from which the director derives an improper personal benefit. The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in our Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

2022 Proxy Statement	29

Our Bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and other applicable law, except in certain cases of a proceeding instituted by the director or officer without the approval of our board. Our Bylaws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings.

We have also entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide our directors and executive officers with contractual rights to the indemnification and expense advancement rights provided under our Bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

Communications with the Board

Stockholders who wish to contact our board may send written correspondence, in care of the Corporate Secretary, c/o Gogo Business Aviation LLC, 105 Edgeview Drive, Suite 300, Broomfield, Colorado 80021. Communications may be addressed to an individual director, to the non-management directors as a group, or to the board as a whole. Communications not submitted confidentially that discuss business or other matters relevant to the activities of our board will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director, or group of directors, to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the board: junk mail and mass mailings, product and services complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

30	GOGO INC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of April 4, 2022 regarding the beneficial ownership of our common stock by:

•	each person, or group of persons, who is known to beneficially own more than 5% of any class of our common stock;
•	each of our directors;
•	each of the named executive officers; and
•	all of our directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of the determination date, which in the case of the following table is April 4, 2022. Shares issuable pursuant to those stock options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Under these rules, more than one person may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities in which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage of beneficial ownership is based on 111,780,388 shares of our common stock outstanding as of April 4, 2022.

Except as otherwise noted below, the address for each person listed on the table is c/o Gogo Inc., 105 Edgeview Dr., Suite 300, Broomfield, CO 80021.

Name of Beneficial Owner	Number of Shares	Percent
5% Stockholders
Entities affiliated with GTCR(1)	31,739,011	28.4%
Oakleigh Thorne and affiliated entities(2)(3)(4)	26,396,228	23.6%
Directors and Named Executive Officers
Mark Anderson	0	—
Robert L. Crandall(3)(4)	241,238	*
Hugh W. Jones(3)(4)	167,382	*
Michele Coleman Mayes(3)(4)	124,560	*
Robert H. Mundheim(3)(4)	310,523	*
Christopher D. Payne(3)(4)	157,113	*
Oakleigh Thorne and affiliated entities(2)(3)(4)	26,396,228	23.6%
Charles C. Townsend(3)(4)	3,704,725	3.3%
Harris N. Williams(3)(4)	165,016	*

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Name of Beneficial Owner	Number of Shares	Percent
Sergio Aguirre	150,692	*
Marguerite Elias(3)	111,291	*
Karen Jackson	103,732	*
Barry Rowan(3)	292,324	*
All directors and executive officers as a group (14 persons)(2)(3)(4)	31,967,852	28.2%

*	Represents beneficial ownership of less than one percent (1%).

(1)

Based on a Schedule 13D/A jointly filed with the SEC on April 13, 2021 by Silver (Equity Holdings), LP, Silver (XII) Holdings, LLC, GTCR Partners XII/A&C LP and GTCR Investment XII LLC. Silver (Equity Holdings), LP directly owns 12,674,482 shares of common stock and Silver (XII) Holdings, LLC directly owns 19,064,529 shares of common stock. GTCR Partners XII/A&C LP, solely in its capacity as the sole general partner of Silver (Equity Holdings), LP and the manager of Silver (XII) Holdings, LLC, and GTCR Investment XII LLC, solely in its capacity as the sole general partner of GTCR Partners XII/A&C LP, may be deemed to possess indirect beneficial ownership of the shares of common stock directly owned by Silver (Equity Holdings), LP and Silver (XII) Holdings, LLC. The address of each of the foregoing entities is 300 North LaSalle Street, Suite 5600, Chicago, IL 60654.

(2)

Includes 100 shares held directly by Mr. Thorne’s spouse, 25,785,267 shares held directly by Thorndale Farm Gogo, LLC (“Thorndale Farm”) and 139,536 shares held directly by OAP, LLC (“OAP”). Information concerning beneficial ownership by Thorndale Farm and OAP is based on a Form 4 filed with the SEC on March 31, 2022 by Thorndale Farm, OAP and Mr. Thorne. The address of each of the foregoing persons or entities is c/o Thorndale Farm, L.L.C., P.O. Box 258, Millbrook, NY 12545.

(3)

Includes shares of our common stock issuable upon the exercise of options granted pursuant to our equity compensation plans, which were unexercised as of April 4, 2022 but were exercisable within a period of 60 days from such date. These amounts include the following number of shares of our common stock for the following individuals: Mr. Crandall 162,304; Mr. Jones 117,382; Ms. Mayes 123,660; Mr. Mundheim 184,779; Mr. Payne 155,613; Mr. Thorne 124,925; Mr. Townsend 162,304; Mr. Williams 156,026; Mr. Rowan 72,063; Ms. Elias 26,500; Mr. Aguirre 108,021; Ms. Jackson 40,750; and all executive officers and directors as a group 1,443,827.

(4)

Excludes the following shares of our common stock issuable upon settlement of vested and outstanding deferred stock units: Mr. Crandall 117,266; Mr. Jones 72,121; Ms. Mayes 103,326; Mr. Mundheim 119,049; Mr. Payne 100,065; Mr. Thorne 40,611; Mr. Townsend 114,522; Mr. Williams 83,602; and all directors and executive officers as a group 750,562. Vested deferred stock units are settled 90 days after the director ceases to serve as such.

32	GOGO INC.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports and reports of change in ownership in the Company’s common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports filed electronically with the SEC and written representations from the Company’s officers and directors, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during 2021 except for the following: Ms. Betjemann failed to timely file a Form 4 to report a restricted stock award granted on September 14, 2021; the grant was subsequently reported on a Form 5 filed on January 20, 2022. The late filing was due to the Company’s administrative oversight.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis, we provide an overview of the Company’s executive compensation program, including a discussion of our compensation philosophy. We also review the material elements of compensation earned by or paid to our named executive officers (each, an “NEO”) in 2021, and discuss and analyze the compensation decisions made by the Compensation Committee in 2021.

The NEOs discussed in this Compensation Discussion and Analysis and the related compensation tables are the officers listed in the table below. The titles shown below for Messrs. Thorne and Aguirre reflect the positions they held in 2021. On April 1, 2022, Mr. Aguirre became our President and Chief Operating Officer, with Mr. Thorne continuing to hold the position of Chief Executive Officer.

Name	Title
Oakleigh Thorne	President and Chief Executive Officer

Barry Rowan	Executive Vice President and Chief Financial Officer

Sergio Aguirre	President, Business Aviation

Marguerite Elias	Executive Vice President, General Counsel and Secretary

Karen Jackson	Executive Vice President and Chief People Experience Officer

The Compensation Committee has the overall responsibility for approving the compensation program for our NEOs and making all final compensation decisions regarding our NEOs. The Compensation Committee strives to implement compensation policies and practices consistent with our values and supporting the successful recruitment, development and retention of NEO talent so we can achieve our business objectives and optimize our long-term financial returns.

Executive Summary

Our compensation programs are intended to align our NEOs’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing long-term stockholder value and supporting the shorter-term business goals we believe are necessary to effect such an increase. In line with our pay-for-performance philosophy, the total compensation received by our NEOs will vary based on the financial results of the Company as well as progress made against identified strategic and/or operational goals. Our NEOs’ total compensation is

34	GOGO INC.

comprised of a mix of base salary, annual cash bonuses based on achievement of financial or strategic performance goals, and long-term equity awards.

We employ several practices that reflect the Company’s compensation philosophy:

•	We do not maintain any tax gross-up arrangements;
•	We do not provide special retirement benefits designed solely for executive officers;
•	Our performance-based compensation arrangements for executive officers generally use a variety of performance measures;
•	We do not provide “perquisites” or other executive benefits based solely on rank; and
•

We have a “clawback” policy under which we may recover certain incentive compensation paid to executives or other employees in circumstances involving fraud, other misconduct or an accidental error resulting in overpayment.

Establishing and Evaluating Executive Compensation

Executive Compensation Philosophy and Objectives. The executive compensation program has been designed to provide a total compensation package that will accomplish the following objectives:

•	Attract, retain and motivate high-performing executive talent;
•	Emphasize incentive pay with a focus on equity compensation, thus aligning the interests of our executives with those of our stockholders; and
•	Align executive compensation elements with both short-term and long-term Company performance.

On December 1, 2020, we completed the previously announced sale of our commercial aviation (“CA”) business to a subsidiary of Intelsat Jackson Holdings S.A. (“Intelsat”) for a purchase price of $400 million in cash, subject to certain adjustments (the “Transaction”). When making decisions regarding NEO compensation in 2021, the Compensation Committee considered the changes in the Company’s business and the changes in NEOs’ job responsibilities that resulted from the Transaction, including responsibility for certain tasks related to the Company’s transition to a smaller organization.

Role of Compensation Consultants. The Compensation Committee retained Compensation Strategies, Inc. (“CSI”), to provide executive compensation consulting services to the Committee during 2021. CSI provides compensation data, analysis and guidance to the Compensation Committee, which the Committee uses when making decisions regarding our executive compensation programs and establishing the compensation of our executive officers. Decisions on which CSI advised the Committee during 2021 included approval of the 2021 annual bonus program, the form and level of equity awards to executive officers, base salary increases, the level of target bonuses for executive officers and the assessment of our directors’

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compensation. CSI also updated the market data that the Committee uses as a factor in its compensation determinations. See “Market Comparisons” below. CSI did not perform any other services for the Company in 2021.

Role of Executive Officers. Our Chief Executive Officer participates in Compensation Committee meetings and makes recommendations to our Compensation Committee with respect to the determination of components of compensation (including equity), compensation levels and performance targets for our executives (other than the CEO). When considering compensation for retention purposes, the Compensation Committee looks to the CEO and Chief People Experience Officer for their input regarding the importance of retaining a particular employee or group of employees. The Compensation Committee meets formally and informally without executive management to discuss its compensation philosophy and approach and makes its decisions regarding NEO compensation in executive session with only its independent consultant and/or outside counsel present.

Market Comparisons. Our Compensation Committee has from time to time used market data as one factor in assessing how our base salary, target short-term incentives, target total cash compensation, actual total cash compensation, target long-term incentives and target total direct compensation compare to those of other companies in our peer group. The Compensation Committee has not targeted compensation to any peer group percentile data, but instead has used peer group data with a goal of providing total compensation opportunities for the NEOs at levels that are competitive with executives in similar positions with similar responsibilities at companies included in our peer group and that fairly compensate our executives. In 2021, the Compensation Committee, with assistance from CSI, approved an updated peer group of companies. In doing so, the Compensation Committee and CSI considered the Transaction and its impact on the Company’s size and business. The peer group includes companies from the Internet software and services, communications and satellite industries. Using that peer group (after applying a regression analysis to size-adjust compensation levels to a company with annual revenues equal to the Company’s revenues), CSI provided the Compensation Committee with comparative assessments for our executives’ base salaries, target bonuses, total cash compensation, long-term equity compensation and total compensation.

The peer group for 2021 was composed of the following 21 companies:

ATN International, Inc.	Aviat Networks, Inc.
Bandwidth Inc.	Boingo Wireless, Inc.
Bottomline Technologies, Inc.	Calix, Inc.
Cogent Communications Holdings, Inc.	CommVault Systems, Inc.
Comtech Telecommunications Corp.	Digi International Inc.
GlobalStar, Inc.	Inseego Corp.
Iridium Communications Inc.	KVH Industries, Inc.
Limelight Networks, Inc.	NIC Inc.
Ooma, Inc.	ORBCOMM Inc.
Perficient, Inc.	Ribbon Communications, Inc.
Spok Holdings, Inc.

36	GOGO INC.

Say on Pay. The Compensation Committee considers the outcome of stockholder advisory votes on executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation programs. At our 2021 annual meeting of stockholders, our stockholders approved the compensation paid to our named executive officers in a nonbinding advisory vote. Approximately 92% of the stockholders who voted on the proposal voted in favor of the proposal. The Compensation Committee believes that the voting results conveyed continued support for the philosophy, strategy and objectives of our executive compensation program.

Elements of Compensation

Base Salary

We provide a base salary to our NEOs to compensate them in cash at a fixed amount for services rendered on a day-to-day basis during the year. We strive to set base salaries at levels that are competitive with companies included in our peer group for NEOs in similar positions with similar responsibilities. The base salaries of NEOs are reviewed annually and adjusted when appropriate to reflect individual roles and performance as well as market conditions.

2021 Base Salaries. Each of our NEOs received the base salary set forth in the Summary Compensation Table under “Salary.” Each of our NEOs is party to an employment agreement, and pursuant to the terms of each employment agreement, the base salaries are reviewed at least annually. In February 2021, the Compensation Committee determined to make no increases to the base salaries of our NEOs except for Mr. Aguirre, whose annual base salary was increased from $350,000 to $375,000 to further align his total compensation to market pay practices.

Annual Incentive Plan

We use annual cash incentive bonuses to reward our NEOs for the achievement of Company performance goals. These performance-based bonuses are intended to motivate our NEOs to focus on particular performance measures chosen by the Compensation Committee. The Compensation Committee chooses performance measures that are aligned with our financial and strategic goals in order to provide incentives to accomplish objectives that the Compensation Committee believes will improve both short-term and long-term stockholder value.

Our NEOs’ employment agreements provide for a minimum target bonus equal to a specified percentage of base salary. In February 2021, the Compensation Committee determined to leave the percentage levels of salary to be paid for performance at target levels for our NEOs unchanged from 2020, with Mr. Thorne at 100%, Mr. Rowan at 90% and Mss. Elias and Jackson and Mr. Aguirre at 75%.

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2021 Bonus Plan. In March 2021, the Compensation Committee approved the Company’s 2021 bonus plan with bonuses to be determined based on two financial objectives and three other strategic objectives considered by the Compensation Committee to be important drivers of growth. Payouts under the 2021 bonus plan were based on achievement of the following objectives (weighted equally (i.e., 20% of target bonus each)):

•	Total revenue of $313 million (“Revenue Metric”);
•	Unlevered free cash flow (“UFCF”) of $84 million;
•	Execution of a refinancing that reduces the Company’s committed annual interest payments by $50 million (“Interest Savings Metric”);
•	A net increase of 860 AVANCE™ units online (“AVANCE Metric”); and
•	Progress against five specified Gogo 5G development milestones (“5G Metric”).

As defined in the 2021 bonus plan, (1) Free Cash Flow represents net cash provided by (used in) operating activities, less purchases of property and equipment and the acquisition of intangible assets and (2) UFCF represents Free Cash Flow adjusted for cash interest payments and interest income. See “Part 1. Business” of our 2021 Annual Report on Form 10-K filed on March 3, 2022 for further information regarding our AVANCE L3 and L5 systems.

The target performance levels for the Revenue Metric, UFCF metric and AVANCE Metric were based on the Company’s 2021 budget. The target interest savings for the Interest Savings Metric were determined after consideration of potential refinancing scenarios and the Company’s balance sheet objectives. For each of these four metrics, there was a minimum performance level ranging from 80% to 96% of target, depending on the metric. In each case, 50% of the portion of the target bonus correlating to the metric would be earned if the minimum performance level was achieved, with performance below that level resulting in zero payout of the applicable portion of the target bonus. For each of these four metrics, there was also a maximum payout of 150% of the applicable portion of the target bonus if performance met or exceeded levels ranging from 102% to 120% of target, depending on the metric.

The Compensation Committee also established a sliding scale for determination of payouts for the 5G Metric: (1) zero payout if fewer than three milestones were achieved, (2) 50% of the applicable portion of the target bonus if three out of five milestones were achieved, (3) 100% of the applicable portion of the target bonus if four out of five milestones were achieved and (4) 150% of the applicable portion of the target bonus if all five milestones were achieved.

Achievements in 2021 against the financial and strategic targets established under the 2021 bonus plan were as follows:

•	Total revenue of $336 million (resulting in a 150% payout of the associated portion of the target bonus);
•	UFCF of $128 million (resulting in a 150% payout of the associated portion of the target bonus);

38	GOGO INC.

•	785 incremental AVANCE units online (resulting in a 53% payout of the associated portion of the target bonus);
•	A $71 million reduction in annualized interest payments as a result of the refinancing completed in April 2021 (resulting in a 150% payout of the associated portion of the target bonus); and
•	Achievement of four out of five Gogo 5G milestones (resulting in a 100% payout of the associated portion of the target bonus).

Each of our NEOs received a bonus payout equal to 121% of target, which was the blended amount payable based on the performance achievement against each metric. The 2021 annual bonus amounts paid to our NEOs are set forth in the “Non-Equity Incentive Plan Compensation” columns of our Summary Compensation Table.

Equity-Based Compensation

We believe that equity compensation is a key component of our overall compensation structure and critically important to our ability to attract and retain top talent, and that equity-based awards align the interests of our NEOs with the interests of our equity holders and encourage our NEOs to focus on the long-term performance of our business. Additionally, we believe equity awards provide an important retention tool for our NEOs, as they are subject to multiyear vesting and have in some cases been subject to performance-based vesting requirements. In 2021, equity awards were granted under the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (the “2016 Omnibus Plan”).

Action Taken in 2021 With Respect to Our Equity-Based Compensation Program. Prior to 2021, we granted equity to our NEOs using a combination of restricted stock grants and stock options. Following the December 2020 closing of the Transaction and the reorganization of our operations with the separation and disposition of the CA business, the Compensation Committee reviewed our equity-based compensation program in light of the Company’s then-current circumstances and needs. The Compensation Committee recognized that prior experiences with “underwater” stock options had adversely impacted the effectiveness of options as an incentive device for the Company. Further, because of the extreme volatility in our recent stock price, the Compensation Committee concluded that the Black-Scholes value of our stock options—which we use to convert intended dollar amounts of incentive compensation into numbers of stock options—would significantly exceed the value attributed to the options by our employees and directors. After consulting with our CEO and Chief People Experience Officer, the Compensation Committee also concluded that, because of the additional organizational and operational changes and uncertainties in this transitional period for the Company, employee retention was of paramount importance. Accordingly, the Compensation Committee determined that in 2021 equity-based compensation for employees, including our NEOs, would be granted exclusively in the form of time-based restricted stock units vesting in four equal annual installments. The Compensation Committee also recommended, and the full board subsequently approved, the issuance of 2021 equity compensation to non-employee directors solely in the form of deferred share units vesting on the first anniversary of the grant date. The Compensation

2022 Proxy Statement	39

Committee determined to revisit the topic of the appropriate mix of equity awards again in early 2022, and upon doing so decided to keep the mix unchanged in 2022.

2021 Annual Equity Grants. In March 2021, the Compensation Committee determined the annual grants for the NEOs. As noted above, the grants consisted solely of restricted stock units vesting over a four-year period. In determining the size of the equity grants to our NEOs, the Compensation Committee took into account past performance, anticipated contribution to our long-term goals, market data for NEOs in similar roles at peer companies and total compensation of our NEOs as compared to peer companies. The Compensation Committee also considered share usage over time (i.e., “burn rate”), as it generally does when approving equity grants, in order to employ maximum efficiency in share usage under the equity compensation program while maximizing the retention and incentive elements of the awards.

Additional information regarding these and previous grants is found in the Summary Compensation Table, Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year End Table.

Employment and Other Agreements with NEOs

We entered into employment agreements with each of our NEOs that include the specific terms set forth below. We believe that having employment agreements with our NEOs is beneficial to us because it provides retentive value and subjects the NEOs to restrictive covenants. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for details regarding these agreements.

We also entered into change in control agreements with each of our NEOs (other than Mr. Thorne) to assure the NEOs that they will be protected in the event of a change in control of the Company. Under the agreements, each of Messrs. Rowan and Aguirre and Mss. Elias and Jackson is entitled to receive severance benefits of 18 months of base salary and target bonus, as well as reimbursement of COBRA premiums payable to maintain substantially equivalent health insurance coverage during the severance period, in each case if the NEO is terminated by the Company without cause or the NEO resigns with good reason within two years following a change in control. Additionally, any unvested time vesting awards would immediately become vested upon such termination. The change in control agreements also provide that any unvested performance awards (of which there currently are none) will remain outstanding until the applicable normal performance vesting date (or 90 days after such date if the award is a stock option) and will vest or be forfeited based on the satisfaction of the applicable performance goals to the extent that the NEO’s employment would have continued through the applicable normal performance vesting date (with service-based vesting accelerated in full as of the date of termination).

Certain Changes in 2022 to NEO Compensation Arrangements

As previously disclosed in our current report on Form 8-K filed on March 29, 2022, on March 25, 2022 we promoted Mr. Aguirre, effective April 1, 2022, to become our President

40	GOGO INC.

and Chief Operating Officer and we amended the employment agreements of each of our NEOs to provide incentives for the retention of our NEOs through fixed transition terms (except for Mr. Aguirre, whose agreement provides for automatic renewal, and Ms. Jackson and Mr. Thorne, whose agreements expressly contemplate the possibility of extension by mutual agreement). Except for Mr. Aguirre, whose base salary and target bonus were increased to reflect his new position, the amendments do not adjust the base salary or bonus structure for the NEOs. The amendments generally provide that if an NEO’s employment is terminated by the Company without cause or by the NEO for good reason, then subject to compliance with certain conditions, the NEO will be entitled to (i) continuation of base salary for twelve months, or in the case of Mr. Thorne, a lump sum payment of twelve months of base salary and target bonus, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months following termination of employment (iii) payment of any earned but unpaid salary, (iv) payment of any business expenses incurred but not reimbursed, (v) payment of any approved but unpaid bonus award, (vi) a prorated portion of any award under the annual bonus program for the year of termination, and (vii) accelerated vesting of certain outstanding equity awards and adjustments to the exercisability of all vested stock options.

The amendments also made certain adjustments to the definitions of good reason in the employment agreements of Mss. Elias and Jackson, and in the change in control agreement for Mr. Aguirre, to appropriately reflect the retentive purpose of the amendments. The amendments provide that Mr. Aguirre’s employment will continue through December 31, 2016 (with automatic one year renewals thereafter unless either Mr. Aguirre or we deliver a notice of non-renewal to the other), Mr. Thorne’s employment as Chief Executive Officer will continue through March 31, 2024 (with the possibility of his continuing as Executive Chairman or in another capacity thereafter as may be mutually agreed), Mr. Rowan’s employment will continue through the date of the 2022 fiscal year earnings call, Ms. Elias’s employment will continue through the later of September 30, 2022 and the date that is six months after Ms. Elias begins co-working with a suitable successor for her role, and Ms. Jackson’s employment will continue through January 1, 2024 (with a possibility of a mutually agreed extension). In addition, Mr. Aguirre received a grant of restricted stock units with a grant date fair value of $300,000 in connection with his promotion. The amendments also provide that the Company may consult with Mr. Rowan and Ms. Elias following their separation from the Company for set per diem rates. For more information regarding these changes, please see our current report on Form 8-K filed on March 29, 2022.

Perquisites

We do not generally provide perquisites or personal benefits to our NEOs.

Other Benefits

Our NEOs are eligible to participate in our 401(k) retirement benefit plan and our health and welfare plans on the same basis as our other employees.

2022 Proxy Statement	41

Non-Qualified Deferred Compensation

None of our NEOs participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us (although Mr. Thorne holds deferred share units received in respect of his service as a nonemployee director prior to his appointment as Chief Executive Officer on March 4, 2018). See “Director Compensation” for a discussion of the grants to nonemployee directors of deferred share units.

ESPP

To encourage employee investment in the Company, the Company maintains an employee stock purchase plan (“ESPP”) that is intended to qualify for favorable tax treatment under Sections 421 and 423 of the Code. Under the ESPP, our employees, including our NEOs (other than Mr. Thorne who is ineligible to participate because he beneficially owns more than 5% of our common stock), can purchase a limited number of shares at a discount to our market price (currently 10% and capped at 15% under the ESPP).

Other Compensation Practices and Policies

Stock Ownership Guidelines. Under our stock ownership guidelines, each of our NEOs is required to maintain a minimum equity stake in the Company, determined as a multiple of the NEO’s base salary (three times salary for our CEO and two times salary for each of our other NEOs) and converted to a fixed number of shares. Until the NEO reaches the minimum required level of stock ownership, the NEO is required to retain 50% of the net shares received through exercise of stock options, vesting of restricted stock or other stock-based compensation, granted on or after December 12, 2011. As of December 31, 2022, Messrs. Thorne and Rowan and Ms. Elias had attained their minimum equity stakes. “Net shares” are those shares that remain after shares are sold or netted to pay withholding taxes and, in the case of stock options, the exercise price.

Policy Regarding the Timing of Equity Awards. We do not have a formal policy regarding the timing of equity awards.

Policy Regarding Clawbacks. In June 2019, the Compensation Committee adopted a formal clawback of compensation policy. Under the policy, the Company may recover incentive compensation (bonus payments and/or equity awards) paid or granted on or after June 10, 2019 to covered employees (including our NEOs) in certain circumstances. Such recoveries may occur: (1) in the event of a later restatement of financial results due to fraud, misconduct, or gross negligence of an individual with respect to the individual who engages in such conduct, (2) with respect to individuals who commit specified acts of misconduct and (3) irrespective of whether any individual has committed misconduct, to the extent that, based on inaccurate financial or other information, an award or payment is in excess of what would have been paid absent such inaccurate information.

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Tax Deductibility. Our board of directors has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the deductibility of executive compensation paid to our NEOs. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer, chief financial officer and each of the next three most highly compensated executive officers. We had a significant income tax benefit in 2021 due to the partial release of a valuation allowance related to our deferred tax assets. We expect our income tax expense to increase in future periods to the extent we generate pre-tax income, and we also expect to be able to use net operating losses and other deferred tax attributes to offset a significant portion of our future cash income taxes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Robert H. Mundheim (Chair)
Mark Anderson
Robert L. Crandall
Hugh W. Jones
Charles C. Townsend

2022 Proxy Statement	43

2021 Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs during the fiscal years ended December 31, 2021, 2020, and 2019.

Name and Principal Position in 2021	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Oakleigh Thorne	2021	700,000	1,595,080	—	1,050,000	450	3,345,530
President and Chief	2020	562,685	498,822	327,840	1,750,000	—	3,139,347
Executive Officer	2019	700,000	480,425	491,473	1,003,993	—	2,675,891
Barry Rowan	2021	450,000	679,417	—	607,500	13,050	1,749,967
Executive Vice President	2020	391,562	252,693	238,981	1,012,500	12,400	1,908,135
and Chief Financial Officer	2019	450,000	730,171	495,028	579,920	12,200	2,267,319
Sergio Aguirre	2021	371,712	679,417	—	390,676	8,353	1,450,159
President, Business	2020	301,808	209,031	115,756	546,946	12,400	1,185,942
Aviation	2019	322,468	204,171	208,873	253,279	12,200	1,000,991
Marguerite Elias	2021	340,000	479,583	—	381,270	11,359	1,212,212
Executive Vice President,	2020	294,751	218,743	160,466	686,286	11,400	1,371,646
General Counsel and Secretary	2019	330,000	204,171	208,873	340,400	11,200	1,094,644
Karen Jackson	2021	305,000	479,583	—	341,895	13,050	1,139,528
Executive Vice President	2020	264,296	190,430	93,524	569,825	12,400	1,130,475
and Chief People Experience Officer	2019	293,849	118,820	50,361	227,582	12,200	702,813

(1)

The amounts reported in this column reflect the aggregate grant date fair value of shares of time-based vesting restricted common stock or options, as applicable. The amounts are based on the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“ASC Topic 718”), except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. See Note 15, “Stock-Based Compensation and 401(k) Plan,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs.

(2)

This column represents for 2021 the amounts earned for performance-based bonuses under our Annual Incentive Plan. See “—Elements of Compensation—Annual Incentive Plan” for a discussion of how 2021 performance-based bonuses were determined.

(3)	Amounts reported in the “All Other Compensation” column for 2021 include the items set forth in the table below, as applicable to each NEO:

Name	401(k) Contributions ($)	HSA Contributions ($)	Other ($)(4)	Total($)
Oakleigh Thorne	—	—	450	450
Barry Rowan	11,600	1,000	450	13,050
Sergio Aguirre	6,903	1,000	450	8,353
Marguerite Elias	10,909	—	450	11,359
Karen Jackson	11,600	1,000	450	13,50

(4)

The amounts reported in this column reflect a $300 incentive that was paid to all employees who received a COVID-19 vaccine prior to a specified date and a holiday bonus of $150 that was paid to all employees.

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2021 Grants of Plan-Based Awards

Set forth below is information regarding plan-based awards granted to our NEOs during 2021.

Name	Grant Date	Estimated Future Potential Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Oakleigh Thorne	3/29/2021
RSUs(2)	N/A	350,000	700,000	1,050,000				172,069			1,595,080
Barry Rowan	3/29/2021
RSUs(2)	N/A	202,500	405,000	607,500				73,292			679,417
Sergio Aguirre	3/29/2021
RSUs(2)	N/A	140,625	281,250	421,875				73,292			679,417
Marguerite Elias	3/29/2021
RSUs(2)	N/A	127,500	255,000	382,500				51,735			479,583
Karen Jackson	3/29/2021
RSUs(2)	N/A	114,375	228,750	343,125				51,735			479,583

(1)

Represents threshold, target and maximum payout levels for bonuses approved in March 2021 for performance in the year ended December 31, 2021. See “—Elements of Compensation—Annual Incentive Plan—2021 Bonus Program” for a description of the plan. The threshold numbers set forth above are based on achieving the minimum level of performance for which payment would be made with respect to financial performance measures, and assumes no payout is made for the strategic/operational objectives.

(2)	Represents shares of time-based vesting RSUs granted under our 2016 Omnibus Plan.

(3)

The amounts are based on the aggregate grant date fair value computed in accordance with ASC Topic 718, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. See Note 15, “Stock-Based Compensation and 401(k) Plan,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

RSUs

RSUs granted in 2021 vest in 25% increments on the first four anniversaries of the grant date, generally subject to continued employment with the Company through the applicable vesting date. See “—Potential Payments upon Termination or Change of Control” including the discussion under “—Potential Payments upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for a discussion of the effect of termination and change in control on RSUs vesting.

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Employment Agreements

We have entered into employment agreements with each of our NEOs. Information regarding the agreements is set forth below. From time to time, the Compensation Committee has approved changes to an NEO’s title, base salary or bonus target, but the respective employment agreement is not amended to reflect such changes. See “Compensation Discussion and Analysis—Introduction” for the current titles of our NEOs and “—Elements of Compensation” for information about the base salary and bonus targets for each NEO during 2021. The summary below describes the terms of these employment agreements as they were in effect in 2021. For information regarding 2022 amendments to the employment agreements with our NEOs, see “ —Elements of Compensation—Certain Changes in 2022 to NEO Compensation Arrangements.”

Oakleigh Thorne. In March 2018, we entered into an employment agreement with Mr. Thorne, pursuant to which he agreed to serve as our President and Chief Executive Officer. The employment agreement set Mr. Thorne’s base salary at $700,000 and provides that the salary will be reviewed at least annually and not reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement specifies that Mr. Thorne is eligible for an annual bonus with a target of 100% of base salary, with the amount of such bonus to be determined by the Compensation Committee. Mr. Thorne’s employment agreement also provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs, in accordance with the terms of such arrangements.

In connection with his commencement of employment, Mr. Thorne received a $150,000 cash payment to cover his relocation-related expenses and was reimbursed for $25,000 of his legal expenses in connection with the negotiation of the terms of his employment.

Under Mr. Thorne’s employment agreement that was in effect for 2021, his employment was for no specific term and either the Company or Mr. Thorne may terminate Mr. Thorne’s employment at any time, with or without cause. If Mr. Thorne’s employment is terminated by the Company without cause or if Mr. Thorne resigns for good reason, Mr. Thorne will not be entitled to severance but, subject to Mr. Thorne executing a general release of all claims against the Company and to his continued compliance with the restrictive covenants in the employment agreement, he will be entitled to (i) a pro rata portion of his annual bonus for the fiscal year in which his termination occurs based on actual results for such year, (ii) continued vesting of the options and any other equity awards then held by Mr. Thorne on the schedule set forth in the applicable option or other equity award agreement for 12 months following his termination, and (iii) continued exercisability of any vested options then held by Mr. Thorne for 12 months following his termination. He would also be entitled to payment of any earned but unpaid salary and any business expenses incurred but not reimbursed. Mr. Thorne is subject to noncompetition and non-solicitation covenants for

46	GOGO INC.

one year after leaving the employment of the Company. For information regarding the 2022 amendment to the employment agreement with Mr. Thorne, see “—Elements of Compensation—Certain Changes in 2022 to NEO Compensation Arrangements.”

Barry Rowan. In April 2017, we entered into an employment agreement with Mr. Rowan, pursuant to which he agreed to serve as Executive Vice President, Finance and, on May 4, 2017, as Executive Vice President and Chief Financial Officer. The employment agreement set Mr. Rowan’s annual base salary at $450,000 and provides that the salary will be reviewed at least annually and not reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement specifies that Mr. Rowan is eligible for an annual bonus with a target of 75% of base salary, with the amount of such bonus to be determined by the Compensation Committee. The bonus is based upon the achievement of objectives established by the Compensation Committee. Mr. Rowan’s employment agreement also provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

In connection with his commencement of employment and relocation, Mr. Rowan received a starting bonus of $100,000, which was subject to repayment if his employment terminated prior to April 24, 2018. Mr. Rowan was also entitled to receive reimbursement of temporary housing expenses for 60 days, as well as reimbursement of other reasonable and customary moving and relocation expenses if he purchased a home in Chicago within 14 months of his start date. Additionally, in accordance with Company practice for senior executives, Mr. Rowan received reimbursement of taxes associated with the payment of certain housing and relocation expenses. Mr. Rowan also received reimbursement of his attorney’s fees in connection with the negotiation of his employment agreement.

Under Mr. Rowan’s employment agreement that was in effect for 2021, his employment was for no specific term and either the Company or Mr. Rowan may terminate Mr. Rowan’s employment at any time, with or without cause. If Mr. Rowan’s employment is terminated by the Company without cause or if he resigns for good reason, Mr. Rowan will be entitled to (i) continuation of his base salary for 12 months following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months following his termination, (iii) payment of any earned but unpaid salary, (iv) payment of any business expenses incurred but not reimbursed and (v) payment of any approved but unpaid bonus award. The payment of (i) and (ii) above will be contingent on Mr. Rowan executing a general release of all claims against the Company. Mr. Rowan is subject to noncompetition and non-solicitation covenants for one year after leaving the employment of the Company. For information regarding the 2022 amendment to the employment agreement with Mr. Rowan, see “ —Elements of Compensation—Certain Changes in 2022 to NEO Compensation Arrangements.”

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Sergio Aguirre. We entered into an employment agreement with Mr. Aguirre in August 2018 pursuant to which Mr. Aguirre agreed to serve as Executive Vice President and President Business Aviation. The employment agreement set Mr. Aguirre’s annual base salary at $303,000 and required that the salary will be reviewed at least annually. The employment agreement specifies that Mr. Aguirre is eligible for an annual bonus with a target of 75% of base salary, with the amount of such bonus to be determined by the Compensation Committee. Mr. Aguirre’s employment agreement provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Under Mr. Aguirre’s employment agreement that was in effect for 2021, his employment was for no specific term and either the Company or Mr. Aguirre may terminate Mr. Aguirre’s employment at any time, with or without cause. If Mr. Aguirre’s employment is terminated by the Company without cause or he resigns for good reason, Mr. Aguirre will be entitled to (i) continuation of his base salary for one year following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for one year following his termination, (iii) payment of any earned but unpaid salary and accrued but unused paid time off, (iv) payment of any business expenses incurred but not reimbursed, and (v) payment of any approved but unpaid bonus award. The payment of (i) and (ii) above will be contingent on Mr. Aguirre executing a separation agreement containing a general release of all claims against the Company. Mr. Aguirre is subject to noncompetition and non-solicitation covenants for one year after leaving the employment of the Company. In 2022, Mr. Aguirre agreed to serve as our President and Chief Operating Officer. For information regarding Mr. Aguirre’s promotion and the 2022 amendment to the employment agreement with Mr. Aguirre, see “—Elements of Compensation—Certain Changes in 2022 to NEO Compensation Arrangements.”

Marguerite M. Elias. We entered into an employment agreement with Ms. Elias in January 2008 pursuant to which Ms. Elias agreed to serve as Senior Vice President and General Counsel. We had previously amended the agreement effective December 31, 2008 and November 30, 2017. The employment agreement set Ms. Elias’ annual base salary at $220,000 and required that the salary will be reviewed at least annually and not reduced by more than 10% of her then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement specifies that Ms. Elias is eligible for an annual bonus with a target of 30% of base salary, with the amount of such bonus to be determined by the Chief Executive Officer and subject to the approval of the Company’s board of directors. Ms. Elias’ employment agreement provides that she is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Under Ms. Elias’ employment agreement that was in effect for 2021, her employment was for no specific term and either the Company or Ms. Elias may terminate Ms. Elias’ employment at any time, with or without cause. If Ms. Elias’ employment is terminated by the

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Company without cause or she resigns for good reason, Ms. Elias will be entitled to (i) continuation of her base salary for one year following her termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for one year following her termination, (iii) payment of any earned but unpaid salary and accrued but unused paid time off, (iv) payment of any business expenses incurred but not reimbursed, and (v) payment of any approved but unpaid bonus award. The payment of (i) and (ii) above will be contingent on Ms. Elias executing a separation agreement containing a general release of all claims against the Company. Ms. Elias is subject to noncompetition and non-solicitation covenants for one year after leaving the employment of the Company. For information regarding the 2022 amendment to the employment agreement with Ms. Elias, see “—Elements of Compensation—Certain Changes in 2022 to NEO Compensation Arrangements.”

Karen Jackson. We entered into an amended and restated employment agreement with Ms. Jackson in February 2020 pursuant to which Ms. Jackson agreed to serve as Executive Vice President and Chief People Experience Officer. The employment agreement set Ms. Jackson’s annual base salary at $305,000 and required that the salary will be reviewed at least annually. The employment agreement specifies that Ms. Jackson is eligible for an annual bonus with a target of 75% of base salary, with the amount of such bonus to be determined by the Compensation Committee. Ms. Jackson’s employment agreement provides that she is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Under Ms. Jackson’s employment agreement that was in effect for 2021, her employment was for no specific term and either the Company or Ms. Jackson may terminate Ms. Jackson’s employment at any time, with or without cause. If Jackson’s employment is terminated by the Company without cause or she resigns for good reason, Ms. Jackson will be entitled to (i) continuation of her base salary for one year following her termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for one year following her termination, (iii) payment of any earned but unpaid salary and accrued but unused paid time off, (iv) payment of any business expenses incurred but not reimbursed, and (v) payment of any approved but unpaid bonus award. The payment of (i) and (ii) above will be contingent on Ms. Jackson executing a separation agreement containing a general release of all claims against the Company. Ms. Jackson is subject to noncompetition and non-solicitation covenants for one year after leaving the employment of the Company. For information regarding the 2022 amendment to the employment agreement with Ms. Jackson, see “—Elements of Compensation—Certain Changes in 2022 to NEO Compensation Arrangements.”

Each of the employment agreements (as amended) define cause as the NEO’s (i) willful gross misconduct or gross or persistent negligence in the discharge of his duties, (ii) act of dishonesty or concealment, (iii) breach of the NEO’s fiduciary duty or duty of loyalty to the Company, (iv) material breach of the confidentiality restrictions or covenants not to compete contained in the employment agreement, (v) any other material breach of the

2022 Proxy Statement	49

employment agreement that is not cured within 30 days, (vi) commission of one or more acts of substance abuse which are materially injurious to the Company, (vii) commission of a criminal offense involving money or other property of the Company (excluding traffic or other similar violations) or (viii) commission of a criminal offense that would constitute a felony under the laws of the state of Illinois (for Mr. Thorne, Mr. Rowan, Ms. Elias and Ms. Jackson) and Colorado (for Mr. Aguirre) or the United States. Our NEOs’ employment agreements (as amended) define good reason as (i) a reduction by the Company in the NEO’s base salary beyond that permitted under the terms of the employment agreement or a reduction in his or her target bonus, (ii) a material diminution in the NEO’s duties or responsibilities, (iii) the NEO ceasing to report to the board of directors, in the case of Mr. Thorne only, (iv) the NEO ceasing to report directly to Mr. Thorne, in the case of Mr. Aguirre, Ms. Elias and Ms. Jackson, (v) a the NEO is required to discharge the NEO’s duties from any location other than his principal place of business in Millbrook, NY in the case of Mr. Thorne, the relocation of the NEO’s principal place of employment to a geographic location greater than 50 miles from the Company’s office in Chicago, IL in the case of Ms. Elias, 50 miles from the Company’s headquarters in the case of Ms. Jackson, and 50 miles from the Company’s headquarters or its Broomfield, CO location in the case of Mr. Aguirre and Mr. Rowan or (vi) any material, uncured breach by the Company of its obligations to the NEO under the employment agreement.

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Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by each of our NEOs as of December 31, 2021:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)
Oakleigh Thorne	1,330	(3)	—			24.91	11/12/2023	—	—
	1,530	(3)	—			24.82	12/31/2023	—	—
	2,008	(3)	—			20.54	03/31/2024	—	—
	1,998	(3)	—			19.56	06/30/2024	—	—
	2,453	(3)	—			16.86	09/30/2024	—	—
	2,531	(3)	—			16.53	12/31/2024	—	—
	2,261	(3)	—			19.06	03/31/2025	—	—
	2,037	(3)	—			21.43	06/30/2025	—	—
	4,092	(3)	—			15.28	09/30/2025	—	—
	3,414	(3)	—			17.80	12/31/2025	—	—
	5,682	(3)	—			11.01	03/31/2026	—	—
	7,616	(3)	—			8.39	06/30/2026	—	—
	3,892	(3)	—			11.04	09/30/2026	—	—
	4,517	(3)	—			9.22	12/30/2026	—	—
	3,687	(3)	—			11.00	03/31/2027	—	—
	3,497	(3)	—			11.53	06/30/2027	—	—
	3,390	(3)	—			11.81	09/29/2027	—	—
	3,477	(3)	—			11.28	12/29/2027	—	—
	3,013	(3)	—			8.63	03/30/2028	—	—
	31,250	(4)	93,750	(4)		2.14	03/17/2030	—	—
	—		625,591	(5)		2.61	06/12/2030	—	—
	—		—			—	—	419,943	5,681,829
Barry Rowan	13,626	(4)	40,374	(4)		4.57	3/10/2029	—	—
	25,000	(6)	—			4.57	3/10/2029	—	—
	—		39,750	(4)		2.14	3/17/2030	—	—
	—		249,414	(5)		2.61	6/12/2030	—	—
	—		—			—	—	178,666	2,417,351
Sergio Aguirre	20,958	(4)	6,986	(4)		3.58	7/31/2028	—	—
	40,376	(4)	40,374	(4)		4.57	3/10/2029	—	—
	13,250	(4)	39,750	(4)		2.14	3/17/2030	—	—
	—		52,946	(5)		2.61	6/12/2030	—	—
	—		—			—	—	157,109	2,125,685
Marguerite Elias	13,250	(4)	39,750	(4)		2.14	3/17/2030	—	—
	—		204,045	(5)		2.61	6/12/2030	—	—
	—		—			—	—	177,925	2,407,325
Karen Jackson	9,500	(4)	9,500	(4)		4.57	3/10/2029	—	—
	13,250	(4)	39,750	(4)		2.14	3/17/2030	—	—
	—		56,951	(5)		2.61	6/12/2030	—	—
	—		—			—	—	144,959	1,961,295

(1)	The amounts in this column represent shares of restricted stock and RSUs.

(2)	Amounts in this column are based on the price of $13.53 per share, the closing market price for our common stock on December 31, 2021.

(3)	These options were granted for Mr. Thorne’s services as a non-employee director and were fully vested on the grant date.

2022 Proxy Statement	51

(4)	The options vest 25% on the first anniversary of the grant date and an additional 25% on each of the three following anniversaries of such date.

(5)	The options vest 100% on December 31, 2022.

(6)	The options vested in equal 50% installments on December 31, 2020 and December 31, 2021.

Option Exercises and Stock Vested Table

The table below provides information on the stock options that were exercised by and stock awards that vested for our NEOs in 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Oakleigh Thorne	—	—	52,874	622,060

Barry Rowan	65,000	611,998	90,717	1,154,934

Sergio Aguirre	—	—	22,657	267,817

Marguerite Elias	—	—	25,898	310,002

Karen Jackson	—	—	16,434	192,130

(1)	The value realized on exercise represents the number of shares multiplied by the difference of the market value and exercise price of our Common Stock at the time the applicable option exercise.

(2)	The value realized on vesting represents the number of shares multiplied by the market value of our Common Stock at the time the applicable shares vested.

Nonqualified Deferred Compensation Table

The table below provides information on the nonqualified deferred compensation benefits of each of our NEOs in 2021.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Oakleigh Thorne(1)	—	—	158,383	—	549,467

Barry Rowan	—	—	—	—	—

Sergio Aguirre	—	—	—	—	—

Marguerite Elias	—	—	—	—	—

Karen Jackson	—	—	—	—	—

52	GOGO INC.

(1)

Deferred amounts represent the value of deferred share units granted under our 2013 Omnibus Plan and our 2016 Omnibus Plan for the period of time Mr. Thorne served as a nonemployee director prior to his appointment as President and Chief Executive Officer in March 2018. See “Director Compensation” for a discussion on the compensation our directors receive for their service on the board.

(2)

The deferred share units included in this amount were received in fiscal years 2013, 2014, 2015, 2016, 2017 and 2018. The amount in respect of deferred share units received prior to 2018 were not reported as compensation in the “Summary Compensation Table” to Mr. Thorne in previous years because he was not a NEO at the time. However, such compensation was reported in the “Director Compensation” section when Mr.  Thorne served as a nonemployee director.

Potential Payments upon Termination or Change of Control

The following table describes the payments and benefits that each NEO would have been entitled to receive upon a hypothetical termination of employment or change in control as of December 31, 2021.

For a description of the potential payments upon a termination pursuant to the employment agreements with our NEOs other than within two years following a change in control, see “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” For a description of the potential payments upon a termination by the Company without cause or if the NEO resigns with good reason within two years following a change in control, see “—Elements of Compensation—Employment and Other Agreements with NEOs.” For a description of the consequences of a termination of employment or a change in control for the stock options granted to NEOs under our Stock Option Plan, our 2013 Omnibus Plan and our 2016 Omnibus Plan, please see the disclosure that follows the table.

Severance(1)	Death or Disability ($)	Voluntary Resignation ($)	Involuntary Termination without Cause ($)	Termination for Good Reason ($)	Involuntary Termination without Cause or Termination for Good Reason within 2 Years Following Change in Control ($)		Change in Control ($)(5)
Oakleigh Thorne	58,333	—	758,333	700,000	758,333	(6)	—
Barry Rowan	37,500	—	487,500	450,000	1,283,000		—
Sergio Aguirre	31,250	—	379,167	375,000	918,750		—
Marguerite Elias	28,333	—	368,333	340,000	892,500		—
Karen Jackson	25,417	—	330,417	305,000	800,625		—
Benefits(2)
Oakleigh Thorne	—	—	—	—	—		—
Barry Rowan	—	—	16,339	16,339	24,509		—
Sergio Aguirre	—	—	16,339	16,339	24,509		—

2022 Proxy Statement	53

Severance(1)	Death or Disability ($)	Voluntary Resignation ($)	Involuntary Termination without Cause ($)	Termination for Good Reason ($)	Involuntary Termination without Cause or Termination for Good Reason within 2 Years Following Change in Control ($)	Change in Control ($)(5)
Marguerite Elias	—	—	10,549	10,549	15,823	—
Karen Jackson	—	—	24,790	24,790	37,184	—
Value of Accelerated RSUs(3)
Oakleigh Thorne	3,056,319	—	1,758,900	—	5,681,829	5,681,829
Barry Rowan	1,299,015	—	747,533	—	2,417,351	2,417,351
Sergio Aguirre	1,288,990	—	747,533	—	2,407,325	2,407,325
Marguerite Elias	1,226,102	—	747,533	—	2,125,685	2,125,685
Karen Jackson	1,131,893	—	747,533	—	1,961,295	1,961,295
Value of Stock Options(4)
Oakleigh Thorne	7,187,391	—	6,831,454	—	7,899,266	7,899,266
Barry Rowan	3,055,394	—	2,723,601	—	3,538,104	3,538,104
Sergio Aguirre	979,474	—	578,170	—	1,462,185	1,462,185
Marguerite Elias	2,379,089	—	2,228,171	—	2,680,924	2,680,924
Karen Jackson	815,382	—	621,905	—	1,159,777	1,159,777
Total
Oakleigh Thorne	801,573	—	6,401,882	700,000	8,982,435	8,224,102
Barry Rowan	1,238,999	—	2,785,665	465,221	5,774,988	4,469,156
Sergio Aguirre	491,013	—	1,292,895	359,989	3,319,162	2,385,428
Marguerite Elias	376,974	—	2,348,008	355,221	4,008,847	3,093,515
Karen Jackson	306,954	—	1,285,281	328,010	2,760,018	1,924,878

(1)

Includes 30 days’ pay in lieu of notice and continuation of NEO’s salary pursuant to each NEO’s employment agreement (except for Mr. Thorne). All NEOs are entitled to 30 days’ pay in lieu of notice on a termination for disability. On a termination without cause or resignation for good reason, Mr. Thorne is entitled to 30 days’ pay in lieu of notice and a pro rata bonus for the year of termination. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table —Employment Agreements” and “—Elements of Compensation— Employment Agreements and Other Agreements with NEOs” for a discussion of the terms of the agreements.

(2)

For each NEO, the amounts include the cost of COBRA premiums to maintain health insurance coverage that is substantially equivalent to that which the NEO received immediately prior to termination and assumes that the NEO elects COBRA coverage for the full period for which he or she is entitled to payment or reimbursement. See “—Elements of Compensation—Employment Agreements and Other Agreements with NEOs” above for a discussion of the terms of those agreements.

(3)

The value of vesting of time-based vesting RSUs is calculated by multiplying the number of unvested RSUs that would accelerate by $13.53, which was the closing price of our common stock on the NASDAQ market on December 31, 2021. In the case of the recognition RSUs granted in 2020, all such recognition RSUs will accelerate on any termination by the Company other than for cause. In case of a change in control, the table assumes that all shares of RSUs were accelerated as a result of the transaction. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the circumstances that would trigger accelerated vesting upon a change in control.

54	GOGO INC.

(4)

The value of vesting of time-based vesting stock options is calculated by multiplying the number of unvested options that would accelerate by the difference between the exercise price and $13.53, which was the closing price of our common stock on the NASDAQ market on December 31, 2021, over the applicable exercise price per share. In the case of the replacement options granted in the Option Exchange in 2021, all such options will accelerate on any termination by the Company other than for cause. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the circumstances that would trigger accelerated vesting upon a change in control. The table reflects unvested options that were in the money (i.e., had an exercise price lower than our stock price) as of December 31, 2021.

(5)	Assumes acquiror will not grant replacement awards. If replacement awards are granted, vesting of options and restricted stock will not accelerate in the absence of an involuntary termination.

(6)

Mr. Thorne is not party to a change in control agreement. This amount assumes that his employment agreement, as in effect in 2021, would continue in the event of a change in control. Under Mr. Thorne’s employment agreement as in effect in 2021, he would receive the pro rata portion of his annual bonus for the fiscal year in which his termination occurs based on the actual results for such year. In addition, Mr. Thorne would receive 30 days’ pay in lieu of notice (equal to $58,333) for an involuntary termination without cause but he would not receive such amount for a termination for good reason. See “ —Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for a discussion of the terms of Mr. Thorne’s employment agreement.

Effect of Termination or Change in Control on Equity Compensation. Time-based Vesting Stock Options, Restricted Stock and RSUs

If an NEO’s service relationship with us ceases for any reason other than disability, death, retirement or cause, except as provided below, the NEO may exercise the vested portion of any option for three months after the date of termination (except with respect to Mr. Thorne as noted above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”). If an NEO’s service relationship with us terminates by reason of disability, death or retirement, the NEO or the NEO’s representative generally may exercise the vested portion of any option for 12 months after the date of such termination. In no event, however, may an option be exercised beyond the expiration of its term. If an NEO’s service relationship with us terminates for cause, the option (whether or not vested) will terminate immediately. In the event of death, disability or retirement, (i) the replacement options issued to the NEOs in 2020 that vest on December 31, 2022will become fully vested and (ii) the options previously granted to the NEOs under the 2013 Omnibus Plan or under our 2016 Omnibus Plan are deemed vested to the extent of the number of options that would have vested had the NEO’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability or retirement. Of our NEOs, only Ms. Elias and Mr. Rowan were eligible for retirement as of December 31, 2021. Upon a termination of an NEO’s employment by the Company for any reason other than for cause, the vesting of any unvested replacement options granted in 2020, with a vesting date of December 31, 2022, will be accelerated.

2022 Proxy Statement	55

If an NEO’s service relationship with us terminates for any reason other than death or disability, except as provided below, all unvested shares of restricted stock and unvested RSUs granted to the NEOs under the 2013 Omnibus Plan or the 2016 Omnibus Plan will immediately be forfeited (except with respect to Mr. Thorne as noted above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”). In the event of death or disability, the shares of restricted stock previously granted to the NEOs under the 2013 Omnibus Plan or the 2016 Omnibus Plan are deemed vested to the extent of the number of shares that would have vested had the NEO’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability. In the event of death, disability or retirement, the RSUs granted to the NEOs under the 2016 Omnibus Plan are deemed vested to the extent of the number of awards that would have vested had the NEO’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability or retirement. Upon a termination of an NEO’s employment by the Company for any reason other than for cause, the vesting of any unvested recognition RSUs granted in 2020 will be accelerated.

In the event that a change in control occurs, the acquiring or surviving entity in the transaction may assume or substitute similar awards for the outstanding options, restricted stock and RSUs, in which case the vesting of the options, restricted stock and RSUs is not accelerated. In such case, all of the options, restricted stock and RSUs will become immediately vested and exercisable if an NEO’s service relationship with us terminates without cause or due to death or disability after the change in control. If the acquiring or surviving entity does not assume or substitute similar awards for outstanding awards or our common stock is exchanged solely for cash in such change in control transaction, the vesting of options, restricted stock and RSUs will generally accelerate in full in connection with the change in control and the NEO will generally receive a cash payment equal to the number of shares of common stock then subject to such awards, whether or not vested and/or exercisable, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to holders of common stock in any transaction whereby the change in control takes place or (B) the fair market value of a share of common stock on the date of occurrence of the change in control, over the exercise price per share of common stock subject to the award (if applicable).

Compensation Risk Assessment

Management and the Compensation Committee assessed the risks associated with the Company’s compensation practices and policies for employees, including a consideration of risk-mitigating factors in the Company’s compensation practices and policies. Following this assessment, the Compensation Committee concluded that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

56	GOGO INC.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer:

We determined that, as of the last payroll date in December 2021, our total employee population consisted of 379 individuals, including our CEO. This population included full- and part-time employees, of which 376 were located in the United States and three were located in three countries outsides of the United States. We excluded all non-U.S. employees because together this population represents less than 5% of Gogo’s total employee workforce. The excluded population included one in each of India, the Netherlands and the United Kingdom. We also excluded one employee who was hired in December 2021 and did not receive any wages in 2021. After excluding this population and our CEO, the resulting adjusted employee population to be used for identifying our “median employee” was 374.

The median employee was identified using total cash compensation, which we determined reasonably reflects the annual compensation of our employees and consistently applies to all our employees. The calculation of total compensation of the CEO and the median employee was determined in the same manner as the “Total Compensation” shown for our CEO in the “Summary Compensation Table” on page 44.

For the year ended December 31, 2021, the median of the annual total compensation of all employees of the Company other than the CEO was $155,005. For the same year, the total compensation for our CEO, Mr. Thorne, was $3,407,450 as reported in the “Total” column of the Summary Compensation Table on page 44. Based on this information, for 2021, the reasonable estimated ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees was 21.98:1.

The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The applicable rules provide issuers with a great degree of flexibility in determining the methodology and related assumptions in identifying their median employee and calculating the ratio. As a result, the pay ratio we have disclosed in this proxy statement may not be comparable to pay ratios disclosure by other companies.

Director Compensation

Our nonemployee directors, other than the Chairman, receive an annual board retainer of $240,000, consisting of $50,000 in cash and $190,000 in equity paid in equal quarterly installments. In the first quarter of 2021, the equity was paid fifty percent (50%) in stock options (based on the fair market value of the option computed in accordance with FASB ASC Topic 718) and fifty percent (50%) in deferred share units granted under our 2016 Omnibus Plan. After the first quarter of fiscal year 2021, our directors no longer received stock options

2022 Proxy Statement	57

and received deferred stock units for the entire equity portion of their retainer. The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each receive additional annual cash compensation of $20,000, $15,000 and $10,000, respectively, and our lead independent director receives additional annual cash compensation of $15,000. Cash payments are paid on or shortly after the end of the quarter and equity grants are made on the last business day of the quarter. Directors may elect to receive all or a portion of the cash portion of their annual retainer and any additional payments for service as a chair or lead independent director in the form of deferred share units granted under our 2016 Omnibus Plan. The directors are required to retain shares received upon exercise of stock options or settlement of deferred share units (on an after-tax net basis) until the earlier of one year following termination of board service or a change in control of the Company. This retention policy applies only to stock options and deferred share units granted on and after September 30, 2015. Our directors do not receive additional fees for attending board or committee meetings.

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of nonemployee directors for services rendered to us during 2021.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)	Total ($)
Robert L. Crandall	50,000	166,228	23,745	239,973
Hugh Jones	65,000	166,212	23,745	254,956
Michele Coleman Mayes	60,000	166,228	23,745	249,972
Robert H. Mundheim	65,000	166,205	23,745	254,949
Christopher D. Payne	50,000	166,228	23,745	239,973
Charles C. Townsend	50,000	166,228	23,745	239,973
Harris N. Williams	70,000	166,212	23,745	259,956
Mark Anderson	37,637	142,991		180,628
(1)

Ms. Mayes and Messrs. Crandall, Mundheim, Payne, and Townsend elected to defer the cash portion of their annual retainer. The number of deferred share units they received and the grant date fair value of the deferred share units are included in the table below together with the regular equity portion of their annual retainers.

(2)

The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 11, “Stock-Based Compensation,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts.

58	GOGO INC.

The following table sets forth, by grant date, the grant date fair value of each award with respect to service as a director in 2021.

Name	Grant Date	Number of Deferred Share Units (#)	Grant Date Fair Value of Deferred Share Units ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Robert L. Crandall	3/31/2021	3,752	36,244	3,818	9.66	23,745
	6/30/2021	5,272	59,995	—	—	—
	9/30/2021	3,468	59,996	—	—	—
	12/31/2021	4,434	59,992	—	—	—

Hugh W. Jones	3/31/2021	2,458	23,744	3,818	9.66	23,745
	6/30/2021	4,173	47,489	—	—	—
	9/30/2021	2,745	47,489	—	—	—
	12/31/2021	3,510	47,490	—	—	—

Michele Coleman Mayes	3/31/2021	4,011	38,746	3,818	9.66	23,745
	6/30/2021	5,492	62,499	—	—	—
	9/30/2021	3,612	62,488	—	—	—
	12/31/2021	4,619	62,495	—	—	—

Robert H. Mundheim	3/31/2021	4,140	39,992	3,818	9.66	23,745
	6/30/2021	5,601	63,739	—	—	—
	9/30/2021	3,684	63,733	—	—	—
	12/31/2021	4,711	63,740	—	—	—

Christopher D. Payne	3/31/2021	3,752	36,244	3,818	9.66	23,745
	6/30/2021	5,272	59,995	—	—	—
	9/30/2021	3,468	59,996	—	—	—
	12/31/2021	4,434	59,992	—	—	—

Charles C. Townsend	3/31/2021	3,752	36,244	3,818	9.66	23,745
	6/30/2021	5,272	59,995	—	—	—
	9/30/2021	3,468	59,996	—	—	—
	12/31/2021	4,434	59,992	—	—	—

Harris N. Williams	3/31/2021	2,458	23,744	3,818	9.66	23,745
	6/30/2021	4,173	47,489	—	—	—
	9/30/2021	2,745	47,489	—	—	—
	12/31/2021	3,510	47,490	—	—	—

Mark Anderson	6/30/2021	4,219	48,012	—	—	—
	9/30/2021	2,745	47,489	—	—	—
	12/31/2021	3,510	47,490	—	—	—

The following table shows the aggregate number of DSUs and options held by our directors as of December 31, 2021.

Name	Number of DSUs (#)	Number of Options (#)
Robert L. Crandall	130,440	224,104
Hugh Jones	82,549	117,382
Michele Coleman Mayes	117,049	123,660
Robert H. Mundheim	133,045	184,779
Christopher D. Payne	113,239	155,613
Charles C. Townsend	127,696	162,304
Harris N. Williams	94,030	156,026
Mark Anderson	10,474

2022 Proxy Statement	59

Compensation Committee Interlocks and Insider Participation

Mark Anderson, Robert L. Crandall, Robert H. Mundheim, Hugh W. Jones and Charles C. Townsend served as the members of our Compensation Committee in 2021. During 2021, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving on the Company’s board of directors or Compensation Committee. During 2021, no member of the Compensation Committee served as an officer or employee of the Company while also serving on the Compensation Committee or was formerly an officer of the Company.

Certain members of our Compensation Committee or affiliates of such members are parties to the registration rights agreement described under “Directors, Executive Officers and Corporate Governance—Related Person Transactions—Registration Rights Agreements.”

60	GOGO INC.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of our board of directors is responsible for, among other things, reviewing with Deloitte & Touche LLP, our independent registered public accounting firm, the scope and results of their audit engagement. In 2021, the Audit Committee was composed of Harris Williams (Chair), Robert Crandall, Hugh Jones and Michele Mayes. Mr. Crandall resigned from the Audit Committee in April 2022.

In connection with the 2021 audit, the Audit Committee:

•	Reviewed and discussed with management the Company’s audited financial statements;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and
•	Received from and discussed with Deloitte & Touche LLP the communications from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board regarding their independence.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the board of directors that the audited financial statements and management’s report on internal controls over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

The Audit Committee has adopted a charter and a process for pre-approving services to be provided by Deloitte & Touche LLP.

The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 5605(c) of the Nasdaq Stock Market listing standards and the requirements of Section 10A(m)(3) of the Exchange Act.

The Audit Committee:

Harris N. Williams (Chair)
Hugh W. Jones
Michele Coleman Mayes

2022 Proxy Statement	61

Pre-approval of Independent Auditor Services

The Audit Committee pre-approves all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the fees for any pre-approved category of service exceed the fee thresholds established by the Audit Committee. The Audit Committee may delegate to Mr. Harris Williams or any other independent chair of the Audit Committee pre-approval authority with respect to permitted services, provided that the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fees

The following table presents the Company’s fees for services performed by its independent registered public accounting firm, Deloitte & Touche LLP, and its affiliates, for the years ended December 31, 2021 and 2020.

	2021	2020
Audit fees(1)	$1,533,000	$2,417,640
Audit-related fees(2)	0	390,500
Fees for tax services(3)	97,044	158,762
All other fees(4)	12,998	17,025

Total	$1,643,042	$2,983,927

(1)	Audit fees principally include fees for services related to the audit of the Company’s financial statements and review of the Company’s quarterly financial information.

(2)	Audit-related fees principally include fees for the sell-side diligence related to the sale of the Commercial Aviation business.

(3)	Fees for tax services principally include fees for tax advice related to domestic tax compliance, international tax structuring and advisory services.

(4)	All other fees include subscription fees to an online accounting research tool and human capital platform.

62	GOGO INC.

PROPOSAL 1: ELECTION OF DIRECTORS

The board has nominated the three persons named below for election as directors at the Annual Meeting to serve until the 2025 annual meeting or until their respective successors are duly elected and qualified. Each of the nominees for director is currently serving on the board. If any nominee is unable to serve as a director, which we do not anticipate, the board by resolution may reduce the number of directors or choose a substitute nominee.

Nominees for Director

•	Mark Anderson
•	Robert L. Crandall
•	Christopher D. Payne

For biographical information about the nominees for director, including information about their qualifications to serve as a director, see “Directors, Executive Officers and Corporate Governance—Class III Nominees” beginning on page 13.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE ELECTION TO THE BOARD

OF EACH OF THE THREE NOMINEES FOR CLASS III DIRECTOR.

2022 Proxy Statement	63

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in the “Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), the goal of our executive compensation programs has been and continues to be to support the successful recruitment, development and retention of executive talent through a pay-for-performance culture, so that we can achieve our business objectives and optimize our long-term financial returns. In furtherance of those goals, our Compensation Committee has developed compensation programs intended to provide competitive base compensation and reward performance that meet or exceed the targets established by the Compensation Committee, with the objective of increasing long-term stockholder value and supporting the shorter-term business goals it believes are necessary to effect that increase.

To do so, the Compensation Committee uses a combination of short-term incentive cash compensation and long-term equity incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success in a way that maximizes stockholder value and supports our shorter-term business goals. Our Compensation Committee recognizes the developing nature of our growing business and uses a measure of flexibility in recognizing and rewarding performance and endeavors to compensate our executive officers in a manner that is market-competitive and consistent with our business strategy, sound corporate governance principles and stockholder interests. We believe that our compensation programs are effective, appropriate and strongly aligned with the long-term interests of our stockholders.

For these reasons, our Board is asking stockholders to vote “For” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on our executive compensation principles and programs, and to review the tabular disclosures regarding executive compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

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As an advisory vote, this Proposal 2 is not binding on our board of directors or the Compensation Committee. However, our board of directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

The proposal to approve, on an advisory basis, the compensation of our named executive officers requires for its approval the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 3: APPROVAL OF THE SECOND AMENDED AND RESTATED GOGO INC. 2016 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to approve the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (the “Second Restated 2016 Plan”) at our 2022 Annual Meeting. The Second Restated 2016 Plan was approved by our Board of Directors in April 2022, subject to approval by our stockholders. The Second Restated 2016 Plan is intended to further amend and restate the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (the “Restated 2016 Plan”), which was approved by our stockholders at the 2018 Annual Meeting.

The Restated 2016 Plan is a vital component of our compensation program and the primary equity plan we use to grant equity-based incentive awards to directors, officers and employees. In addition, we maintain the Gogo Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”). Our Board believes that granting equity awards under our equity incentive plans has served to align the interests of the employees of the Company with the stockholders and that it would be in the best interest of the Company and its stockholders to continue to make such grants.

As of April 4, 2022, 1,973,220 shares remained available for issuance under the Restated 2016 Plan with no more than 1,360,841 shares available for issuance in respect of restricted stock, restricted stock units, performance shares, performance units, deferred share units and other awards based on the full value of stock (rather than an increase in value) under the Restated 2016 Plan. In addition, as of April 4, 2022, 2,015 shares remained available for issuance under the 2013 Plan. We believe that the remaining amounts under the Restated 2016 Plan and 2013 Plan are insufficient to meet our equity compensation requirements for 2023 and coming years. Accordingly, our Board has approved the Second Restated 2016 Plan, subject to stockholder approval at the Annual Meeting, to provide for the grant of up to an additional 5,525,000 shares under equity-based incentive awards to our non-employee directors, officers, employees and independent contractors. The additional shares will provide greater flexibility to continue to use the equity-based compensation to attract, motivate and retain a successful and tenured management team. Except for the increase in the number of shares available for grant, the Second Restated 2016 Plan is identical to the Restated 2016 Plan.

As of April 4, 2022, the closing market price of our common stock was $19.78 per share. 8,445,717 shares are subject to outstanding awards and 7,686,090 shares have been issued under, and in accordance with, the Restated 2016 Plan.

The statements made in this Proposal 3 concerning terms and provisions of the Second Restated 2016 Plan are summaries and do not purport to be a complete recitation of the Second Restated 2016 Plan provisions. Such statements are qualified in their entirety by express reference to the full text of the Second Restated 2016 Plan. A copy of the Second Restated 2016 Plan as proposed is attached hereto as Annex A and is incorporated by reference herein.

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The maximum aggregate grant date value of awards granted to eligible directors as compensation for services as a director is as follows: (i) for an eligible director who is not the Chairman of the Board, a maximum of $250,000 in any one year and (ii) for an eligible director who is the Chairman of the Board, a maximum of $350,000 in any one year. This limitation does not apply to awards granted at the election of eligible directors in lieu of all or a portion of annual and committee cash retainers.

Minimum Vesting Requirements. Except for any accelerated vesting upon a change of control or the death, disability or retirement of a participant and subject to any additional vesting requirements or conditions as the Compensation Committee may establish, each award shall be subject to a minimum vesting period of one year from the date of grant. The minimum vesting requirements shall not apply to awards involving an aggregate number of shares not in excess of 5% of the Second Restated 2016 Plan share reserve.

Adjustment in Capitalization. The number and kind of shares of common stock available for issuance under the plan and the number, class, exercise price, performance goals or other terms of any outstanding award shall be adjusted by the Board to reflect any extraordinary dividend or distribution, stock dividends, stock split or share combination or any reorganization, recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction or event affecting the common stock of the Company.

Terms and Conditions of Performance Awards. A “performance award” is an award of restricted stock, restricted stock units, options, deferred shares, deferred share units, performance units, stock appreciation rights, other equity-based awards or cash, the grant, exercise, voting or settlement of which is subject (in whole or in part) to the achievement of specified performance goals. Vested performance awards may be settled in cash, stock or a combination of cash and stock, at the discretion of the Compensation Committee. Performance awards will vest based on the achievement of predetermined performance goals established by the Compensation Committee. Performance goals may be based on the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering multiple companies, and whether gross or net, before or after taxes, and/or before or after other adjustments: enterprise value, total return to the Company’s shareholders (inclusive of dividends paid), operating earnings, net earnings, revenues, sales, basic or diluted earnings per share, earnings before interest and taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and/or amortization, earnings before interest and taxes or earnings before interest, taxes, depreciation and/or amortization minus capital expenditures, increase in the Company’s earnings or basic or diluted earnings per share, revenue growth, share price performance, return on invested capital, assets, equity or sales, operating income, income, net income, economic value added, profit margins, cash flow, cash flow on investment, free cash flow, improvement in or attainment of expense levels, capital expenditure levels and/or working capital levels, budget and expense management, debt reduction, gross profit, market share, cost reductions, workplace health and/or safety goals, workforce satisfaction goals,

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sales goals, diversity goals, employee retention, completion of key projects, planes under contract or memoranda of understanding, strategic plan development and implementation and/or achievement of synergy targets; or such other criteria as may be determined by our Compensation Committee.

Terms and Conditions of Restricted Stock and Restricted Stock Units. “Restricted stock” is an award of common stock on which certain restrictions are imposed over specified periods that subject the shares to a substantial risk of forfeiture. A “restricted stock unit” is a unit, equivalent in value to a share of common stock, credited by means of a bookkeeping entry in our books to a participant’s account. Vested restricted stock unit awards may be settled in cash, stock or a combination of cash and stock, at the discretion of the Compensation Committee. Subject to the provisions of the Second Restated 2016 Plan, our Compensation Committee will determine the terms and conditions of each award of restricted stock or restricted stock units, including any restriction period or restrictions applicable to the award. Restricted stock and restricted stock units granted under the plan will vest based on a minimum period of service or the occurrence of events specified by our Compensation Committee, including the achievement of performance-based vesting conditions in lieu of, or in addition to, time-based vesting conditions.

Terms and Conditions of Options. An “incentive stock option” is an option that meets the requirements of Section 422 of the Code, and a “non-qualified stock option” is an option that does not meet those requirements. An option granted under the Second Restated 2016 Plan will be exercisable only to the extent that it is vested on the date of exercise. No option may be exercisable later than ten years from the grant date or, in the case of an award granted to a ten percent stockholder, later than five years from the grant date. Our Compensation Committee may determine the terms and conditions of each award of stock options granted under the Second Restated 2016 Plan, including the exercise price associated with the stock option and the time and conditions of exercise for each stock option.

The purchase price per share upon exercise of each option granted under the plan may not be less than 100% (or 110% in the case of an incentive stock option granted to a ten percent stockholder), of the fair market value of our common stock on the option grant date. For so long as our common stock is listed on an established stock exchange, the fair market value of the common stock will be the closing price of our common stock on the exchange on which it is listed and as reported in The Wall Street Journal on the option grant date. If there is no closing price reported on the option grant date, the fair market value will be deemed equal to the mean between the high bid and low asked prices for the common stock on the last market trading day prior to the day of determination. If our common stock is not listed on an established stock exchange or national market system, the fair market value will be determined in good faith by our Compensation Committee pursuant to a reasonable valuation method in accordance with Section 409A of the Code, including without limitation by reliance on an independent appraisal completed within the preceding 12 months.

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The aggregate fair market value of all shares with respect to which incentive stock options are first exercisable by a participant in any calendar year may not exceed $100,000 or such higher limit as may be permitted under Section 422(d) of the Code.

Terms and Conditions of Stock Appreciation Rights. A “stock appreciation right” (or a “SAR”) is the right to receive payment from the Company in cash and/or shares of common stock equal to the product of (i) any increase in the fair market value of one share of our common stock on the exercise date over a price fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of our common stock on the grant date, multiplied by (ii) the number of shares of common stock with respect to which the SAR is exercised; provided, however, that on the grant date, the Compensation Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise. A SAR under the Second Restated 2016 Plan will be exercisable only to the extent that it is vested on the date of exercise. No SAR may be exercisable later than ten years from the grant date. SARs may be granted to participants in tandem with options or on their own. Tandem SARs will generally have substantially similar terms and conditions as the options with which they are granted.

Terms and Conditions of Deferred Share Units. A “deferred share unit” is a unit credited to a participant’s account in our books that represents the right to receive a share of common stock or the equivalent cash value of a share of common stock on settlement of the account. Deferred share units may be granted by the Compensation Committee independent of other awards or compensation, or received at the participant’s election instead of other compensation. Subject to the provisions of the Second Restated 2016 Plan, our Compensation Committee will determine the terms and conditions of each award of deferred share units, including the restriction period for all or a portion of the award and the restrictions applicable to the award. Vested deferred share unit awards may be settled in cash, stock or a combination of cash and stock, at the discretion of the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may make other equity-based or equity-related awards not otherwise described by the terms of the plan in such amounts and subject to such terms and conditions as the Compensation Committee may determine.

Dividend Equivalents. A dividend equivalent is the right to receive payments in cash or in stock, based on dividends with respect to shares of stock. Dividend equivalents may be granted to participants in tandem with another award or on their own. In no event will dividends or dividend equivalents be paid to participants with respect to an award unless and until the date such award becomes vested.

Termination of Employment. Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation or other disposition of any award upon a termination of employment or service with the Company of the Participant, whether due to disability, death or under any circumstances shall be determined by the Compensation Committee.

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Change in Control. Upon a change in control, unless otherwise determined by the Compensation Committee and provided in a participant’s award agreement, no cancellation, termination, acceleration or exercisability or vesting, lapse of any restriction period or settlement or other payment shall occur with respect to any outstanding awards, provided that such outstanding awards are honored or assumed or new rights substituted therefore (such honored, assumed or substituted awards, “Alternative Awards”) by any successor entity to the Company. Alternative Awards must provide a participant with substantially equivalent or better rights, terms and conditions, have substantially the same economic value and provide for accelerated vesting in the event a participant’s employment is terminated without cause or the employee resigns for good reason within 24 months after the change in control. Unless otherwise determined by the Compensation Committee, any participant whose employment is terminated by the Company without cause within three months prior to a change in control will, for the purposes of the Second Restated 2016 Plan, be treated as if the participant’s employment had terminated immediately following the change in control.

If no Alternative Awards are available or in the event of a change in control in which all of the common stock is exchanged for or converted into cash or the right to receive cash, then immediately prior to the consummation of the transaction constituting the change in control, (i) all unvested awards (other than performance awards) shall vest and the restriction period on all such outstanding awards shall lapse; (ii) each outstanding performance award with a performance cycle in progress at the time of the change in control shall be deemed to be earned and become vested and/or paid out based on the performance goals achieved as of the date of the change in control (which performance goals shall be prorated or adjusted, if necessary or appropriate, to reflect the portion of the performance cycle that has been completed), and all other performance awards shall lapse and be canceled and forfeited upon consummation of the change in control; and (iii) shares of common stock underlying all restricted stock, restricted stock units, performance awards, deferred share units and other stock-based awards that are vested or for which the restriction period has lapsed shall be issued or released to the participant holding such award.

The Compensation Committee may determine, in its discretion, to cancel some or all awards in exchange for a cash payment based on the change in control price. The Compensation Committee may also, in its discretion, accelerate the exercisability or vesting or lapse of any restriction period with respect to all or any portion of any outstanding award.

Forfeiture, Cancellation or “Clawback” of Awards. The Company may cancel or reduce, or require a participant to forfeit and disgorge to the Company or reimburse the Company for any awards granted or vested and any gains earned or accrued, due to the exercise, vesting or settlement of awards or sale of any common stock issued pursuant to an award under the plan, to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law, regulation or stock exchange rule in effect on or after the effective date of the plan. Awards granted under the Second Restated 2016 Plan (and gains earned or accrued in connection with awards or the sale of any stock issued pursuant to such awards) will be subject to generally applicable policies as to forfeiture and

70	GOGO INC.

recoupment as may be adopted by the Compensation Committee from time to time and communicated to participants. Any such policies may (in the discretion of the Compensation Committee) be applied to outstanding awards at the time of adoption of such policies, or on a prospective basis only.

Amendment or Termination of the Second Restated 2016 Plan. The Second Restated 2016 Plan will terminate on the tenth anniversary of the date on which it is approved by stockholders. The Board or the Compensation Committee may amend, modify, suspend or terminate the Second Restated 2016 Plan at any time, except that no amendment may be made without stockholder approval if the amendment or modification would (i) materially increase the benefits accruing to participants under the plan, (ii) increase the number of shares of stock subject to the plan or increase the individual award limitations, (iii) modify the class of persons eligible to participate in the plan, (iv) allow options or SARs to be granted with an exercise price less than fair market value, (v) extend the term of an award beyond its original expiry date or (vi) materially modify the plan in any way that would require stockholder approval under any applicable regulatory requirements or stock exchange rules. In addition, no amendment may adversely affect any outstanding award or result in the imposition of additional taxes or penalties under Section 409A of the Code without participant consent.

Amendment of an Award. The Compensation Committee may amend, modify or terminate an award at any time prior to payment or exercise, in any manner not inconsistent with the terms of the plan, including changing the date or dates of exercisability, nonforfeiture or performance satisfaction, except that no amendment, modification or termination that would adversely affect a participant’s rights under the award may be effected without the participant’s consent. The Compensation Committee may also accelerate the exercisability or vesting or lapse of any restriction period with respect to any outstanding award at any time. However, no outstanding option may be amended or otherwise modified or exchanged in a manner that would have the effect of reducing its original exercise price or otherwise constitute a repricing.

New Plan Benefits

No awards have been granted, and no shares have been issued, on the basis of the proposed 5,525,000 share increase. Future grants under the Second Restated 2016 Plan will be made at the discretion of the compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Second Restated 2016 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Second Restated 2016 Plan.

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Unanimous Recommendation of the Board of Directors; Vote Required

This proposal to approve the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan requires for its approval the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE SECOND AMENDED AND RESTATED GOGO INC. 2016 OMNIBUS INCENTIVE PLAN.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the number of shares of our common stock reserved for issuance under our equity compensation plans as of the end of 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	9,527,269	(1)	4.18(2)	4,131,207	(3)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	9,527,269		4.18	4,131,207

(1)	Represents the number of shares associated with options, RSUs and Deferred Share Units outstanding as of December 31, 2021.

(2)	Represents the weighted average exercise price of the 4,802,342 options disclosed in column (a).

(3)

Represents the number of shares remaining available for future issuance under our 2016 Omnibus Incentive Plan (3,362,612 shares), 2013 Omnibus Incentive Plan (2,015 shares) and ESPP (766,580 shares) as of December 31, 2021. Of this number, only 2,320,132 shares are available for issuance with respect to Restricted Stock Units, Deferred Share Units and other awards based on the full value of stock (rather than an increase in value).

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditor to perform an integrated audit of the Company for the fiscal year ending December 31, 2022. Deloitte & Touche LLP has served as our independent auditor since 2007.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte & Touche LLP, the Audit Committee will reconsider whether to hire the firm and may retain Deloitte & Touche LLP or hire another firm without resubmitting the matter to stockholders for approval. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal year 2022 requires for its approval the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2022.

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OTHER INFORMATION FOR STOCKHOLDERS

Other Business

The board of directors is not aware of any other matters to be presented at the annual meeting. If any other matter was properly submitted for action and presented at the meeting, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

Proposals for 2023

The Company will review for inclusion in next year’s proxy statement stockholder proposals received by December 26, 2022 pursuant to Rule 14a-8 under the Exchange Act. Proposals must be sent to Marguerite M. Elias, Executive Vice President, General Counsel and Secretary of the Company, at 105 Edgeview Drive, Suite 300, Broomfield, Colorado 80021.

Stockholder proposals not included in next year’s proxy statement may be brought before the 2023 annual meeting of stockholders by a stockholder of the Company who is entitled to vote at the meeting, has given a written notice to the Executive Vice President, General Counsel and Secretary of the Company containing certain information specified in the Bylaws, and was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed to and received at the address in the preceding paragraph no earlier than February 7, 2023 and no later than March 9, 2023, except that if the date of the 2023 annual meeting of stockholders is changed, and the meeting is held before May 8, 2023 or after August 16, 2023, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the new date of such annual meeting and no later than the close of business on the later of (i) the ninetieth day prior to the new date of such annual meeting and (ii) the tenth day following the day on which a public announcement of the new date of such annual meeting is first made.

Annual Report for 2021

The fiscal year 2021 Annual Report to Stockholders, including our 2021 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials and is discussed further below), is being mailed with this proxy statement. Stockholders can also access this proxy statement and our fiscal year 2021 Annual Report on our investor relations website at https://ir.gogoair.com or at www.proxyvote.com, using the control number located on each proxy card.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at

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www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibits. All requests should be directed to Investor Relations, Gogo Inc., 105 Edgeview Dr., Suite 300, Broomfield, CO 80021.

Householding of Annual Disclosure Documents

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report and this proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs. If you would like to have additional copies of these documents mailed to you, please call (312) 517-6069 or write to Investor Relations at 105 Edgeview Dr., Suite 300, Broomfield, CO 80021. If you would like to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

Attendance at Annual Meeting

If a stockholder would like to virtually attend the Annual Meeting in person, he or she must access www.virtualshareholdermeeting.com/GOGO2022 using the control number located on each proxy card or by following the instructions that accompanied his or her proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS

Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Broomfield, Colorado

April 25, 2022

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ANNEX A: SECOND AMENDED AND RESTATED

GOGO INC. 2016 OMNIBUS INCENTIVE PLAN

THE SECOND AMENDED AND RESTATED

GOGO INC. 2016

OMNIBUS INCENTIVE PLAN

SECTION 1. PURPOSE

The purposes of the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (the “Plan”) are to promote the interests of Gogo Inc. and its shareholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of Gogo Inc.

SECTION 2. DEFINITIONS

(a)    Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Adjustment Event” has the meaning given in Section 4(f).

“Adoption Date” means the date this Plan is adopted by the Board.

“Affiliate” means, (i) for purposes of Incentive Stock Options, any corporation that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(e) of the Code) of the Company, and (ii) for all other purposes, with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person.

“Alternative Award” has the meaning given in Section 13(b).

“Award” means any Performance Award, Restricted Stock, Restricted Stock Unit, Option, Stock Appreciation Right, Deferred Share Unit, Dividend Equivalent or other Stock-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types in a single grant.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” with respect to a Participant, (A) if the Participant is a party to an employment or similar agreement with the Company or an Employer that defines such term, shall have the meaning ascribed thereto in such agreement and (B) if the Participant is not a party to such agreement shall mean (i) the Participant’s refusal to perform or the disregard of the Participant’s duties or responsibilities, or of specific directives of the officer or other executive of the Company to whom the Participant reports; (ii) the Participant’s willful, reckless or negligent commission of act(s) or omission(s) which have resulted in or are likely to result in, a loss to, or damage to the reputation of, the Company or any of its affiliates, or that compromise the safety of any employee or other person; (iii) the Participant’s act of fraud, embezzlement or theft in connection with the Participant’s duties to the Company or in the course of his or her employment, or the Participant’s commission of a felony or any crime involving dishonesty or moral turpitude; (iv) the Participant’s material violation of the Company’s policies or standards or of any statutory or common law duty of loyalty to the Company; or (v) any material breach by the Participant of any one or more noncompetition, nonsolicitation, confidentiality or other restrictive covenants to which the Participant is subject.

“Change in Control” shall mean

(i) the acquisition by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding equity interests in the Company or the combined voting power of the Company’s then outstanding voting securities; or

(ii) the consummation of a reorganization, merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, in each case with respect to which the persons who held equity interests in the Company immediately prior to such reorganization, merger, consolidation or sale do not immediately thereafter own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities of the surviving or resulting corporation or other entity.

in each case, provided that such event constitutes a “change in control” within the meaning of Section 409A of the Code.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.

“Change in Control Price” means the price per share of Stock offered in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, or if more than one price per share of Stock is paid in conjunction with such transaction, the Change in Control Price shall be determined in good faith by the Committee as constituted immediately prior to the Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board or the Compensation Committee shall designate from time to time, which Committee shall be comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act and an “independent member” of the Board to the extent required by applicable law or stock exchange rule.

“Company” means Gogo Inc., a Delaware corporation, and any successor thereto.

“Consultant” means consultants and advisors who are natural persons who provide bona fide services to the Company and its Subsidiaries (other than services in connection with the offer or sale of securities in a capital raising transaction or that promote or maintain a market for the Company’s securities).

“Deferred Annual Amount” shall have the meaning set forth in Section 9(a).

“Deferred Award” shall have the meaning set forth in Section 9(a).

“Deferred Share Unit” means a unit credited to a Participant’s account on the books of the Company under Section 9 that represents the right to receive Stock or cash with a value equal to the Fair Market Value of one share of Stock on settlement of the account.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s employment or service under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan; provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement; provided, further, that in the case of any Award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code.

“Dividend Equivalent” means the right, granted under Section 11 of the Plan, to receive payments in cash or in shares of Stock, based on dividends with respect to shares of Stock.

“Effective Date” means the date, following adoption of this Plan by the Board, on which this Plan is approved or reapproved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Company or by a duly effective written consent of the shareholders in lieu thereof.

“Elective Deferred Share Unit” shall have the meaning set forth in Section 9(a).

“Eligible Director” means a member of the Board who is not an Employee.

“Employee” means any officer or employee of the Company, any Subsidiary or any other Employer (as determined by the Committee in its sole discretion).

“Employer” means the Company and any Subsidiary, and, in the discretion of the Committee, may also mean any business organization designated as an Employer; provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of voting securities of such entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Act.

“Fair Market Value” means,

(i) If the Stock is listed on any established stock exchange or a national market system, the closing sales price for a share of Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or, if not so reported, such other source as the Committee deems reliable;

(ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination.

(iii) If the Stock is not listed on an established stock exchange or national market system, its Fair Market Value shall be determined in good faith by the Committee pursuant to a reasonable valuation method in accordance with Section 409A of the Code, including without limitation by reliance on an independent appraisal completed within the preceding 12 months.

“Freestanding SAR” means a Stock Appreciation Right granted independently of any Options.

“Good Reason” means, with respect to any Participant (A) if the Participant is a party to an employment or similar agreement with the Company or an Employer that defines such term, the meaning ascribed thereto in such agreement and (B) if the Participant is not a party to such agreement, the occurrence of any one of the following events (without the Participant’s consent):

(i) a material reduction in such Participant’s base salary;

(ii) a material reduction in such Participant’s annual incentive opportunity (including a material adverse change in the method of calculating such Participant’s annual incentive);

(iii) a material diminution of such Participant’s duties, responsibilities, or authority; or

(iv) a relocation of more than 50 miles from such Participant’s principal place of employment immediately prior to the Change in Control;

provided that such Participant provides the Company with written notice of his or her intent to terminate his or her employment for Good Reason within 60 days of such Participant becoming aware of any circumstances set forth above (with such notice indicating the specific termination provision above on which such Participant is relying and describing in reasonable detail the facts and circumstances claimed to provide a basis for termination of his or her employment under the indicated provision), that such Participant provides the Company with at least 30 days following receipt of such notice to remedy such circumstances and that the Company has not remedied such circumstances within such timeframe.

“Incentive Stock Option” means an option to purchase Stock granted under Section 7 of the Plan that is designated as an Incentive Stock Option that meets the requirements of Section 422 of the Code.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Non-statutory Stock Option” means an option to purchase shares of Stock granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.

“Non-U.S. Award(s)” has the meaning given in Section 3(f).

“Option” means an Incentive Stock Option or a Non-statutory Stock Option.

“Participant” means an Employee, Eligible Director or Consultant who is selected by the Committee to receive an Award under the Plan.

“Performance Award” means an Award of Restricted Stock, Restricted Stock Units, Options, Performance Shares, Deferred Shares, Deferred Share Units, Performance Units, SARs, other Equity-Based Awards or other Awards, the grant, exercise, voting or settlement of which is subject (in whole or in part) to the achievement of specified Performance Goals.

“Performance Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Goals” means the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Share” means a Performance Award that is a contractual right to receive a share of Stock (or the cash equivalent thereof) granted pursuant to Section 5 of the Plan.

“Performance Unit” means a Performance Award that is a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Section 5 of the Plan.

“Permitted Transferees” has the meaning given it in Section 15(b).

“Plan” has the meaning given it in the preamble to this Agreement.

“Preexisting Plan” means the Aircell Holdings Inc. Stock Option Plan and the Gogo Inc. 2013 Omnibus Incentive Plan.

“Preexisting Plan Award” means an award of stock options previously granted to a Participant pursuant to the Aircell Holdings Inc. Stock Option Plan or an Award (as defined in the Gogo Inc. 2013 Omnibus Incentive Plan) granted to a Participant under the Gogo Inc. 2013 Omnibus Incentive Plan.

“Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock, Restricted Stock Units or Deferred Share Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a stock denominated unit contingently awarded under Section 6 of the Plan.

“Section 409A of the Code” means Section 409A of the Code and the applicable rules, regulations and guidance promulgated thereunder.

“Service” means, with respect to Employees and Consultants, continued employment with the Company and its Subsidiaries and Affiliates or, with respect to Eligible Directors, service on the Board of Directors.

“Service Award” means an Award that vests solely based on the passage of time or continued Service over a fixed period of time.

“Share Reserve” has the meaning given in Section 4(a).

“Specified Award” means an Award of non-qualified deferred compensation within the meaning of and that is subject to Section 409A of the Code, and which may include other Awards granted pursuant to the Plan (including, but not limited to, Restricted Stock Units and Deferred Awards) that do not otherwise qualify for an exemption from Section 409A of the Code.

“Stock” means the common stock of the Company, par value $0.0001 per share.

“Stock Appreciation Right” or “SAR” means the right to receive a payment from the Company in cash and/or shares of Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Stock.

“Stock-Based Awards” has the meaning given in Section 10(a).

“Subplan” has the meaning given in Section 3(f).

“Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

“Ten Percent Holder” has the meaning given in Section 7(b).

“Termination of Service” means with respect to an Eligible Director, the date upon which such Eligible Director ceases to be a member of the Board, with respect to an Employee, the date the Participant ceases to be an Employee and, with respect to a Consultant, the date the Consultant ceases to provide services to the Company or any Employer, in each case as determined by the Committee; provided, that, with respect to any Specified Award, Termination of Service shall mean “separation from service”, as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder.

“Voting Power” when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

(b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. POWERS OF THE COMMITTEE

(a) Eligibility. Participants in the Plan shall consist of such Employees (including any officer of the Company), Consultants and Eligible Directors as the Committee in its sole discretion may select from time to time.

(b) Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Participants, if any, to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of the Awards and the applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

(c) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including but not limited to the Company, shareholders, Employers and each Employee, Director, Consultant, Participant, Designated Beneficiary and such person’s heirs, successors or assigns, and shall be given deference in any proceeding with respect thereto.

(d) Delegation by the Committee. The Committee may delegate to the chief executive officer of the Company the power and authority to make Awards to Participants who are not Executive Officers, pursuant to such conditions and limitations as the Committee may establish. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(e) Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Stock) or covenants in favor of the Company and/or one or more Affiliates thereof

(including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the Termination of Service and after the Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(f) Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan, and (iv) require UK Participants to enter into a joint election under s431 ITEPA 2003. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.

SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for Awards granted under the Plan shall be 21,475,000 shares of Stock (the “Share Reserve”). Notwithstanding the provisions of Section 4(b), the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed 8,050,000 shares of Stock. Any shares of Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as 1.45 shares of Stock for every one (1) share of Stock granted in connection with such Award. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.

(b) Canceled, Terminated, or Forfeited Awards, etc. In addition to the number of Shares provided for in Section 4(a), any shares of Stock subject to an Award or a Preexisting Plan Award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Stock shall be available for grant under the Plan (and any such shares of Stock subject to a Preexisting Plan Award shall no longer be available for grant under a Preexisting plan); provided, however, that (i) vested shares of Stock that are repurchased after being issued from the Plan (or Preexisting Plan), (ii) shares of Stock otherwise issuable or issued in respect of, or as part of, any Award (or Preexisting Plan Award) that are withheld to cover applicable taxes and (iii) shares of Stock that are tendered to exercise outstanding Options or other Awards (or Preexisting Plan Awards) or to cover applicable taxes shall not be available for future issuance under the Plan. If a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered in such exercise in accordance with Section 8(b), the number of shares subject to the tandem Option and Stock Appreciation Right shall only be taken into account once (and not as to both Awards). Shares of Stock subject to Awards that are assumed, converted or substituted pursuant to an Adjustment Event will not further reduce the maximum limitation set forth in Section 4(a).

(c) [Reserved]

(d) Eligible Director Award Limitations. Subject to Sections 4(b) and 4(f), the maximum aggregate grant date fair value of Awards granted to an Eligible Director as compensation for services as an Eligible Director in any one year is as follows:

(i) for an Eligible Director who is not the Chairman of the Board, a maximum of $250,000 in any one year; and

(ii) for an Eligible Director who is the Chairman of the Board, a maximum of $350,000 in any one year.

Notwithstanding the foregoing, this limitation does not apply to Awards granted at the election of the Eligible Director in lieu of all or a portion of annual and committee cash retainers.

(e) Minimum Vesting Requirements. Except for any accelerated vesting permitted under Section 13 or upon the death, Disability or retirement of a Participant, and subject to such additional vesting requirements or conditions as the Committee may establish with respect to an Award, each Award shall be subject to a minimum vesting period of one year from the date of grant. Notwithstanding the preceding sentence, the minimum vesting requirements shall not apply to Awards involving an aggregate number of shares not in excess of 5% of the Share Reserve.

(f) Adjustment in Capitalization. The number and kind of shares of Stock available for issuance under the Plan and the number, class, exercise price, Performance Goals or other terms of any outstanding Award shall be adjusted by the Board to reflect any extraordinary dividend or distribution, stock dividend, stock split or share combination or any reorganization, recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction or event affecting the Stock (any such transaction or event, an “Adjustment Event”) in such manner as it determines in its sole discretion.

(g) Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

SECTION 5. PERFORMANCE AWARDS

(a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Awards, the number and type of Performance Awards and the number of shares of Stock and/or value of Performance Units or other cash-based Performance Award each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Awards. Any adjustments to such Performance Goals shall be approved by the Committee. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Performance Awards shall be evidenced by an Award Agreement that shall specify the kind of Award, the number of shares of Stock and/or value of

Awards awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares, Performance Units or other Performance Awards.

(b) Earned Performance Awards. Performance Awards shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either before, at or after the grant date. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Awards on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Award.

(c) Performance Goals. At the discretion of the Committee, Performance Goals may be based upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering multiple companies, and whether gross or net, before or after taxes, and/or before or after other adjustments, as determined by the Committee for the Performance Cycle: enterprise value, total return to the Company’s shareholders (inclusive of dividends paid), operating earnings, net earnings, revenues, sales, basic or diluted earnings per share, earnings before interest and taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and/or amortization, earnings before interest and taxes or earnings before interest, taxes, depreciation and/or amortization minus capital expenditures, increase in the Company’s earnings or basic or diluted earnings per share, revenue growth, share price performance, return on invested capital, assets, equity or sales, operating income, income, net income, economic value added, profit margins, cash flow, cash flow on investment, free cash flow, improvement in or attainment of expense levels, capital expenditure levels and/or working capital levels, budget and expense management, debt reduction, gross profit, market share, cost reductions, workplace health and/or safety goals, workforce satisfaction goals, sales goals, diversity goals, employee retention, completion of key projects, planes under contract or memoranda of understanding, strategic plan development and implementation and/or achievement of synergy targets, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. When establishing Performance Goals for a Performance Cycle, the Committee may exclude any or all “unusual or infrequently occurring” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company or any Employer, discontinued operations, unusual or infrequently occurring items, capital gains and losses, dividends, share repurchase, other unusual, infrequently occurring or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).

(d) [Reserved]

(e) Negative Discretion. Notwithstanding anything in this Section 5 to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5(h) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized.

(f) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, but subject to the maximum number of shares available for issuance under Section 4(a) of the Plan, the Committee shall have the right, in its discretion, to grant a bonus in cash, in shares of Stock or in any combination thereof, to any Participant, based on individual performance or any other criteria that the Committee deems appropriate.

(g) Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals.

(h) Payment of Awards. Payment or delivery of Stock with respect to earned Performance Awards shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s certification under paragraph 5(g) above, provided that payment or delivery of Stock with respect to earned Performance Awards shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied. The Committee shall determine whether earned Performance Awards are distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of the Stock on the date of the Committee’s certification under paragraph 5(g) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award or delivery of shares of Stock, including conditioning the vesting of such shares on the performance of additional service.

(i) Newly Eligible Participants. Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations, and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Awards after the commencement of a Performance Cycle.

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or on such other date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the Restriction Period(s) and (iii) such other terms and conditions, including rights to dividends or Dividend Equivalents, not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Restricted Stock shall be evidenced by issuance of certificates representing the shares registered in the name of the Participant or a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time). No shares of Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Awards.

(b) Vesting. Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with the Company on such date, the Restriction Period shall lapse in accordance with the schedule provided in the Participant’s Award Agreement. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Restricted Stock and Restricted Stock Units (in lieu of, or in addition to, time-based vesting) based on one or more of the Performance Goals listed in Section 5(c).

(c) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period for any Restricted Stock Awards, the Company shall remove the restrictions applicable to share certificates or the bookkeeping entry evidencing the Restricted Stock Awards, and shall, upon request, deliver the stock certificates evidencing such Restricted Stock Awards to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock.

(d) Restrictions on Transfer. Except as provided herein or in an Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged, hedged or otherwise encumbered during the Restriction Period. Any such attempt by the Participant to sell, assign, transfer, pledge, hedge or encumber shares of Restricted Stock and Restricted Stock Units without complying with the provisions of the Plan shall be void and of no effect.

SECTION 7. STOCK OPTIONS

(a) Grant. The Committee may, in its discretion, grant Options to purchase shares of Stock to such eligible persons as may be selected by the Committee. Each Option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Statutory Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such higher limit as may be permitted under Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Stock with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000 or such higher limit established by the Code, such Options shall constitute Non-Statutory Stock Options. Each Option shall be evidenced by an Award Agreement that shall specify the number of shares of Stock subject to such Option, the exercise price associated with the Option, the time and conditions of exercise of the Option and all other terms and conditions of the Option.

(b) Number of Shares and Purchase Price. The number of shares of Stock subject to an Option and the purchase price per share of Stock purchasable upon exercise of the Option shall be determined by the Committee; provided, however, that the purchase price per share of Stock purchasable upon exercise of an Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such Option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such Option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(c) Exercise Period and Exercisability. The period during which an Option may be exercised shall be determined by the Committee; provided, however, that no Option shall be exercised later than ten years after its date of grant; and provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after its date of grant. The Committee shall determine whether a Stock Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. The Committee may require that an exercisable Option, or portion thereof, be exercised only with respect to whole shares of Stock.

(d) Method of Exercise. An Option may be exercised (i) by giving written notice to the Company specifying the number of shares of Stock to be purchased and by accompanying such notice with a payment therefor in full (or by arranging for such payment to the Company’s satisfaction) and (ii) by executing such documents as the Company may reasonably request. If the Company’s Stock is not listed on an established stock exchange or national market system at the time an Option is exercised, then the option holder shall pay the exercise price of such Option in cash. If the Company’s Stock is listed on an established stock exchange or national market system at the time an option is exercised, then the option holder may pay the exercise price of such Option either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Committee determines that such withholding of shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B), (C) and (D), in each case to the extent set forth in the Award Agreement relating to the Option. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B) through (E). Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Stock shall be delivered until the full purchase price therefor and any withholding taxes (as determined, pursuant to Section 15(a)), have been paid (or arrangement made for such payment to the Company’s satisfaction).

SECTION 8. STOCK APPRECIATION RIGHTS

(a) Grant. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option (“Freestanding SARs”). The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced by an Award Agreement, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to Freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b) Exercise Period and Exercisability. The period during which a Stock Appreciation Right may be exercised shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercised later than ten years after its date of grant. The Committee shall determine whether a Stock Appreciation Right shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. Stock Appreciation Rights granted in tandem with an Option shall become exercisable on the same date or dates as the Options with which such Stock Appreciation Rights are associated become exercisable. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Stock and may be exercised only with respect to the shares of Stock for which the related Option is then exercisable.

(c) Settlement. Subject to Section 13, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Stock having a Fair Market Value equal to such cash amount, or a combination of shares of Stock and cash having an aggregate value equal to such amount, determined by multiplying:

(i) any increase in the Fair Market Value of one share of Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Stock on the grant date of such Stock Appreciation Right, by

(ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised;

provided, however, that on the grant date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

SECTION 9. DEFERRED SHARE UNITS

(a) Grant. Freestanding Deferred Share Units may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Share Unit under the Plan will be the date on which such freestanding Deferred Share Unit is awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. In addition, on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and any other Award (“Deferred Award”) and receive in lieu thereof an Award of elective Deferred Share Units (“Elective Deferred Share Units”) equal to, in the case of a Deferred Annual Amount, the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one share of Stock on the date of payment of such compensation and/or annual bonus or, in the case of a Deferred Award under the Plan, the number of shares of Stock subject to the Deferred Award. Each Award of Deferred Share Units shall be evidenced by an Award Agreement that shall specify (x) the number of shares of Stock to which the Deferred Share Units pertain, (y) the time and form of payment of the Deferred Share Units and (z) such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters and such provisions as may be required pursuant to Section 409A of the Code. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No shares of Stock will be issued to the Participant at the time an award of Deferred Share Units is granted. Deferred Share Units may become payable on a Change in Control, Termination of Service or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units.

(b) Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Deferred Share Units. Unless otherwise provided by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Share Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Stock on such date, and such additional Deferred Share Unit shall be subject to the same terms and conditions as are applicable in respect of the Deferred Share Unit with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Stock or other securities, such shares and other securities shall be subject to the same vesting, performance and other restrictions as apply to the Deferred Share Unit with respect to which they were paid. A Participant shall not have any rights as a stockholder in respect of Deferred Share Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the shares of Stock attributable to such Deferred Share Units have been issued to such Participant or his beneficiary.

(c) Vesting. Unless the Committee provides otherwise at or after the grant date, the portion of each Award of Deferred Share Units that consists of freestanding Deferred Share Units, together with any Dividend Equivalents credited with respect thereto, will be subject to a Restriction Period. Except as otherwise determined by the Committee at the time of grant, and subject to the Participant’s continued Service with his or her Employer on such date, the Restriction Period with respect to Deferred Share Units shall lapse as provided in the Participant’s Award Agreement. In its discretion, the Committee may establish performance-based vesting conditions with respect to Awards of Deferred Share Units (in lieu of, or in addition to, time-based vesting) based on one more of the Performance Goals listed in Section 5(c) or other performance goal. The portion of each Award of Deferred Share Units that consists of Elective Deferred Share Units, together with any Dividend Equivalents credited with respect thereto, need not be subject to any Restriction Period and may be non-forfeitable.

(d) Further Deferral Elections. A Participant may elect to further defer receipt of shares of Stock issuable in respect of Deferred Share Units or other Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months before the prior settlement date of such Deferred Share Units (or any such installment thereof) whether pursuant to this Section 9 or Section 13 and must defer settlement for at least five years. A further deferral opportunity is not required to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.

(e) Settlement. Subject to this Section 9 and Section 13, upon the date specified in the Award Agreement evidencing the Deferred Share Units for each such Deferred Share Unit the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock.

SECTION 10. OTHER STOCK-BASED AWARDS

(a) Generally. The Committee is authorized to make Awards of other types of equity-based or equity-related awards (“Stock-Based Awards”) not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Committee shall determine. All Stock-Based Awards shall be evidenced by an Award Agreement. Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company. Such Stock-Based Awards may entail the transfer of actual share of Stock, or payment in cash or otherwise of amounts based on the value of share of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. The terms of any other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each other Stock-Based award granted to any Participant (whether or not at the same time) may have different terms.

SECTION 11. DIVIDEND EQUIVALENTS

(a) Generally. Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Committee. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid to a Participant with respect to an Award unless and until the date such Award becomes vested.

SECTION 12. TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation or other disposition of an Award upon a termination of employment with or service to the Company of the Participant, whether due to disability, death or under any other circumstances, shall be determined by the Committee.

(b) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 12, Section 13 shall determine the treatment of Awards upon a Change in Control.

SECTION 13. CHANGE IN CONTROL

(a) Change in Control. Unless otherwise determined by the Committee, as otherwise provided in an Award Agreement, or as provided in Section 13(b) or 13(d), in the event of a Change in Control,

(i) no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any such outstanding Awards, provided that such outstanding Awards shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted Award, an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(A) be based on shares of Stock that are traded on an established U.S. securities market or such other equity securities as are received by the holders of Stock in the Change in Control transaction;

(B) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(C) have substantially equivalent economic value to such Award (determined at the time of the Change in Control), it being understood that the economic value of any Option or SAR need not reflect any value other than the spread value of the Award at such time;

(D) not cause the Award to become subject to any additional taxes, interest or penalties imposed by Section 409A of the Code; and

(E) have terms and conditions which provide that in the event that the Participant’s employment is terminated without Cause or the Participant resigns for Good Reason within 24 months after the occurrence of a Change in Control:

(I) all outstanding Awards other than Performance Awards held by a terminated Participant shall become vested and exercisable and the Restriction Period on all such outstanding Service Awards shall lapse; and

(II) each outstanding Performance Award held by a terminated Participant with a Performance Cycle in progress at the time of both the Change in Control and the Termination of Service, shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question and (y) the greater of the percentage of Performance Goals (which Performance Goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed) achieved as of the date of the Change in Control and as of the last day of the fiscal quarter ended on or immediately prior to the date of Termination of Service. The portion of any Performance Award that does not vest in accordance with the preceding sentence shall immediately be forfeited and canceled without any payment therefor.

(III) Payments. To the extent permitted under Section 15(l), all amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following termination.

(ii) subject to Section 13(b), if no Alternative Awards are available or in the event of a Change in Control in which all of the Stock is exchanged for or converted into cash or the right to receive cash, then immediately prior to the consummation of the transaction constituting the Change in Control, (A) all unvested Awards (other than Performance Awards) shall vest and the Restriction Period on all such outstanding Awards shall lapse; (B) each outstanding Performance Award with a Performance Cycle in progress at the time of the Change in Control shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question and (y) the percentage of Performance Goals achieved as of the date of the Change in Control (which Performance Goals shall be pro-rated or adjusted, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed), and all other Performance Awards shall lapse and be canceled and forfeited upon consummation of the Change in Control; and (C) shares of Stock underlying all Restricted Stock, Restricted Stock Units, Performance Awards, Deferred Share Units and other Stock-Based Awards that are vested or for which the Restriction Period has lapsed (as provided in this Section 13(a) or otherwise) shall be issued or released to the Participant holding such Award.

(iii) subject to Section 13(b), in the event of a Change in Control pursuant to which shares of Stock are exchanged for a combination of (i) the securities of another corporation or other entity and (ii) cash or property other than the securities of another corporation or other entity, then the Committee, as constituted prior to the Change in Control, may determine in its sole discretion that some or all of the Awards shall be assumed or substituted in accordance with Section 13(a)(i), and any remaining portion of the Award shall be surrendered and cancelled in exchange for a cash payment in accordance with Section 13(a)(ii).

(b) Section 409A. Notwithstanding anything in Section 13(b), if with respect to any Specified Award an Alternative Award would be deemed a non-compliant material modification (as defined in Section 409A of the Code) of such Award or would otherwise violate Section 409A, then no Alternative Award shall be provided and such Award shall instead be treated as provided in Section 13(a)(ii) or as otherwise provided in the Award Agreement.

(c) Termination Without Cause Prior to a Change in Control. Unless otherwise determined by the Committee at or after the time of grant, any Participant whose employment or service is terminated without Cause within 3 months prior to the occurrence of a Change in Control shall be treated, solely for the purposes of this Plan (including, without limitation, this Section 13) as continuing in the Company’s employment or service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

(d) Committee Discretion. Notwithstanding anything in this Section 13 to the contrary, except as otherwise provided in an Award Agreement, if the Committee as constituted immediately prior to the Change in Control determines in its sole discretion, then all Awards shall be canceled in exchange for a cash payment equal to

(x)(A) in the case of Option and SAR Awards that are vested (as provided in Section 13(a) or otherwise), the excess, if any, of the Change in Control Price over the exercise price for such Option or SAR and (B) in the case of all other Awards that are vested or for which the Restriction Period has lapsed (as provided in Section 13(a) or otherwise), the Change in Control Price, multiplied by (y) the aggregate number of shares of Stock covered by such Award, provided, however, that no

Specified Award shall be cancelled in exchange for a cash payment unless such payment may be made without the imposition of any additional taxes or interest under Section 409A of the Code. The Committee may, in its sole discretion, accelerate the exercisability or vesting or lapse of any Restriction Period with respect to all or any portion of any outstanding Award immediately prior to the consummation of the transaction constituting the Change in Control, provided, however, that no such acceleration or vesting or lapse may be exercised with respect to any Specified Award to the extent that such exercise would result in the imposition of any additional tax, interest or penalty under Section 409A of the Code.

SECTION 14. EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

The Plan shall be effective on the Adoption Date, subject to the occurrence of the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 14, until the tenth anniversary of the Effective Date. The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time, subject to obtaining any regulatory approval, including that of a stock exchange on which the Stock is then listed, if applicable, may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(f), increase the number of shares of Stock subject to the Plan, (iii) modify the class of persons eligible for participation in the Plan, (iv) allow Options or Stock Appreciation Rights to be issued with an exercise price or reference price below Fair Market Value on the date of grant (v) extend the term of any Award granted under the Plan beyond its original expiry date or (vi) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of any exchange on which the Stock is then listed. Notwithstanding any provisions of the Plan to the contrary, neither the Board nor the Committee may, without the consent of the affected Participant, amend, modify or terminate the Plan in any manner that would adversely affect any Award theretofore granted under the Plan or result in the imposition of an additional tax, interest or penalty under Section 409A of the Code.

SECTION 15. GENERAL PROVISIONS

(a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld, provided, however, that in the event that the Company withholds shares of Stock issued or issuable to the Participant to satisfy the withholding taxes, the Company shall withhold a number of whole shares of Stock having a Fair Market Value, determined as of the date of withholding, not in excess of such amount as may be necessary to avoid liability award accounting; and provided, further, that with respect to any Specified Award, in no event shall shares of Stock or other amounts receivable under a Specified Award be withheld pursuant to this

Section 15(a) (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (FICA) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such shares of Stock or other amounts receivable under a Specified Award (other than upon or immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Participant shall be responsible for all withholding taxes and other tax consequences of any Award granted under this Plan.

(b) Nontransferability of Awards. Except as provided herein or in an Award Agreement, no Award may be sold, assigned, transferred, pledged, hedged or otherwise encumbered except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). A Participant may not enter into any transaction which hedges or otherwise transfers the risk of price movements with regard to the Stock subject to any unvested or unearned Award. No amendment to the Plan or to any Award shall permit transfers other than in accordance with the preceding sentence. Any attempt by a Participant to sell, assign, transfer, pledge, hedge or encumber an Award without complying with the provisions of the Plan shall be void and of no effect. Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees, in cash or property, in a manner which is not expressly authorized under the Plan.

(d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(e) No Rights as Shareholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

(f) Forfeiture, Cancellation or “Clawback” of Awards under Applicable Laws, Regulations or Company Policy. The Company may cancel or reduce, or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any Awards granted or vested and any gains earned or accrued, due to the exercise, vesting or settlement of Awards or sale of any Stock issued pursuant to an Award under the Plan, to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law, regulation or stock exchange rule in effect on or after the Effective Date. Awards granted under the Plan (and gains earned or accrued in connection with Awards or the sale of any Stock issued pursuant to Awards under the Plan) shall also be subject to such generally applicable policies as to forfeiture and recoupment as may be adopted by the Committee from time to time and communicated to Participants. Any such policies may (in the discretion of the Committee) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only.

(g) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware (without reference to the principles of conflicts of law or choice of law that might otherwise refer the construction or interpretation of this Plan to the substantive laws of another jurisdiction).

(h) Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. That this plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.

(i) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

(j) Deferrals. Subject to the requirements of Section 409A of the Code, the Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan, upon such terms and conditions as the Committee may establish from time to time. Subject to the requirements of Section 409A of the Code, a Participant may electively defer receipt of the shares of Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Stock issuable upon the exercise of an Option other than an Incentive Stock Option) upon such terms and conditions as the Committee may establish from time to time.

(k) Limitation on Liability; Indemnification. No member of the Board or Committee, and none of the chief executive officer or any other delegate or agent of the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and each person who is or shall have been a member of the Board or Committee, the chief executive officer and each delegate or agent of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan to the full extent permitted by law, except as otherwise provided in the Company’s Certificate of Incorporation and/or Bylaws, and under any directors’ and officers’ liability insurance that may be in effect from time to time. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(l) Amendment of Award. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, change the date or dates as of which (A) an Option or Stock Appreciation Right becomes exercisable, (B) a Performance Share or Performance Unit is deemed earned, or (C) Restricted Stock, Restricted Stock Units, Deferred Share Units and other Stock-Based Awards becomes nonforfeitable, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(f)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or in part. Notwithstanding anything to the contrary contained herein, the Committee may, in its sole discretion, accelerate the exercisability or vesting or lapse of any Restriction Period with respect to all or any portion of any outstanding Award at any time. Notwithstanding any provisions of the Plan to the contrary, the Committee may not, without the consent of the affected Participant, amend, modify or terminate an outstanding Award or exercise any discretion in any manner that would result in the imposition of an additional tax, interest or penalty under Section 409A of the Code.

(m) 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A of the Code. In the case of any Specified Award that may be treated as payable in the form of “a series of installment payments,” as defined in Treasury Regulation Section 1.409A-2(b)(2)(iii), a Participant’s or Designated Beneficiary’s right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of such Treasury Regulation. Notwithstanding the foregoing, neither the Company nor the Committee, nor any of the Company’s directors, officers or employees shall have any liability to any person in the event Section 409A of the Code applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Board or the Committee may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of Award or the exercise price of any Option or SAR, if the Board or Committee determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law, as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A of the Code.

(n) Certain Provisions Applicable to Specified Employees. Notwithstanding the terms of this Plan or any Award Agreement to the contrary, if at the time of Participant’s Termination of Service he or she is a “specified employee” within the meaning of Section 409A of the Code, any payment of any “nonqualified deferred compensation” amounts (within the meaning of Section 409A of the Code and after taking into account all exclusions applicable to such payments under Section 409A of the Code) required to be made to the Participant upon or as a result of the Termination of Service (as defined in Section 409A) shall be delayed until after the six-month anniversary of the Termination of Service to the extent necessary to comply with and avoid the imposition of taxes, interest and penalties under Section 409A of the Code. Any such payments to which he or she would otherwise be entitled during the first six months following his or her Termination of Service will be accumulated and paid without interest on the first payroll date after the six-month anniversary of the Termination of Service (unless another Section 409A-compliant payment date applies) or within thirty days thereafter. These provisions will only apply if and to the extent required to avoid the imposition of taxes, interest and penalties under Section 409A of the Code.

(o) No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(p) No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(q) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

gogo GOGO INC 105 EDGEVIEW DRIVE SUITE 300 BROOMFIELD, CO 80021 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET-www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 pm. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GOGO2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D80141-P68768 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. GOGO INC. The Board of Directors recommends you vote FOR the following: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Mark Anderson 02) Robert L. Crandall 03) Christopher D. Payne The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Advisory vote approving executive compensation. 3. Approval of the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan. 4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Date For Withhold ForAll All All Except Signature (Joint Owners) For Against Abstain 1007783807v13

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D80142-P68768 GOGO INC. Annual Meeting of Stockholders June 7, 2022 9:00 AM, MDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Marguerite M. Elias and Linda McConnon, or either of them, as proxies, each, with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GOGO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 AM, MDT on June 7, 2022, at www.virtualshareholdermeeting.com/GOGO2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 1007783807v13